File No. 333-37198
-------------------------------------------------------------------------------
       As filed with the Securities & Exchange Commission on May 17, 2000
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                             UNITED MANAGEMENT, INC.
                 (Name of small business issuer in its charter)

      Nevada                             6770                    98-0204736
(State or jurisdiction of    (Primary Standard Industrial        (IRS Employer
incorporation or organization)    Identification No.)   Classification Code No.)
                              --------------------

                     Suite 104, 1456 St. Paul St., Kelowna,
                        British Columbia, Canada V1Y 2E6
 (Address of principal place of business or intended principal place of business
                              --------------------
                              Christine M. Cerisse
                             United Management, Inc.
                      Suite 104, 1456 St. Paul St., Kelowna
                        British Columbia, Canada V1Y 2E6
                               (250) 868-8177 tel.
            (Name, address and telephone number of agent for service)
                            -------------------------

                                    Copies to
                             Antoine M. Devine, Esq.
                                 Foley & Lardner
                          One Maritime Plaza, 6th Floor
                             San Francisco, CA 94111
                                 (415) 438-6456

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
Title of each          Amount    Proposed maximum  Proposed maximum   Amount of
class of securities    to be      offering price     aggregate      registration
to be registered     registered    per unit (1)    offering price        fee
--------------------------------------------------------------------------------
Common Stock,
par value              288,420       $.40            $115,368         $53.00
$0.0001
--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee and pursuant to Rule 457.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             RECONFIRMATION OFFERING
                                   PROSPECTUS
                             UNITED MANAGEMENT, INC.
                         288,420 SHARES OF COMMON STOCK
                                 $.40 PER SHARE

         This Prospectus relates to the reconfirmation offering required pursuant to Rule 419 of Regulation C under the Securities Act of 1933 concerning 288,420 shares of common stock, $.0001 par value of United Management, Inc. The shares were initially sold in connection with an initial public offering of 288,420 shares of common stock, which was completed in December 2000. In December 2000, we executed an agreement with RRUN Ventures, Inc., a Nevada corporation, and its shareholders to acquire all of the issued and outstanding shares of capital stock of RRUN in exchange for 305,439 shares of our common stock. This Prospectus is being furnished to investors in the offering for such investors to consider reconfirming their investment as a result of the proposed acquisition.

         Prior to the offering and this reconfirmation offering, there has been no market for common stock and we cannot assure you that a market will exist after the proposed acquisition is completed.

                            -------------------------

         The offering and the reconfirmation offering are being conducted in accordance with Rule 419 of Regulation C under the Act.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The offering and the confirmation offering involve a speculative investment, a high degree of risk, and suitable only for persons who can afford the loss of their entire investment.

         We are subject to the information requirements of the Securities Exchange Act of 1934 and in accordance therewith, we file reports and other information with the Securities and Exchange Commission. The Company intends to furnish to its shareholders, after the close of each fiscal year, an annual report that will contain audited financial statements certified by its independent certified public accountants. In addition, we may furnish to our shareholders quarterly reports containing unaudited financial information.

                            -------------------------

                              Offering Information


--------------------------------------------------------------------------------
Number of shares
sold in initial       Price       Gross proceeds to    Offering        Net
public offering      per share    United Management    expenses      proceeds
--------------------------------------------------------------------------------
     288,420          $.40            $115,368          $10,000      $105,368
--------------------------------------------------------------------------------

                The date of this Prospectus is December 18, 2000

                                TABLE OF CONTENTS
                                                                            Page

OFFERING INFORMATION..........................................................1

PROSPECTUS SUMMARY............................................................3

RISK FACTORS..................................................................7

YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419 DEPOSIT OF
OFFERING PROCEEDS AND SECURITIES.............................................14

MERGER.......................................................................16

DILUTION.....................................................................18

USE OF PROCEEDS..............................................................18

CAPITALIZATION...............................................................19

PLAN OF OPERATION............................................................20

DESCRIPTION OF BUSINESS......................................................22

PRINCIPAL SHAREHOLDERS.......................................................32

MANAGEMENT...................................................................34

EXECUTIVE COMPENSATION.......................................................35

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................36

LEGAL PROCEEDINGS............................................................36

MARKET FOR OUR COMMON STOCK..................................................36

DESCRIPTION OF SECURITIES....................................................38

SHARES ELIGIBLE FOR FUTURE RESALE............................................38

WHERE CAN YOU FIND MORE INFORMATION?.........................................39

REPORTS TO STOCKHOLDERS......................................................39

LEGAL MATTERS................................................................40

EXPERTS......................................................................40

INDEMNIFICATION OF OFFICERS AND DIRECTORS....................................40

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE.....................................................40

FINANCIAL STATEMENTS.........................................................F-1

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this prospectus. Because this is a summary, it may not contain all of the information that you should consider before receiving a distribution of our common stock. You should read this entire prospectus carefully.

                             United Management, Inc.

         We were organized as a Nevada corporation on January 29, 1997 for the purpose of creating a corporate vehicle to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to us by persons or firms who or which desire to employ our funding in their business or to seek the perceived advantages of a publicly-held corporation. In December 2000, we completed an initial public offering of 288,420 shares of our common stock at a price of $.40 per share pursuant to a Registration Statement that became effective with the Securities and Exchange Commission on November 28, 2000. In December 2000, the Company executed an agreement with RRUN Ventures, Inc., a Nevada corporation, and its shareholders to acquire all of the issued and outstanding shares of capital stock of RRUN Ventures, Inc. in exchange for 305,439 shares of our common stock. RRUN's core business venture is RAHX, a platform that uses Peer to Peer (P2P) technologies to enable and enhance the distribution of digital media files over the Internet.

Negotiations between us and RRUN

         In December 2000, we commenced negotiations to acquire RRUN. The President of RRUN is Ray Hawkins, who also serves as CEO. RRUN indicated that it was interested in seeking the perceived advantages of a publicly-held corporation and requested information from us. In turn, we requested and received background information on RRUN including certain financial information. Once such information was exchanged, the parties began to negotiate the structure of the transaction. The Company indicated that it was interested in acquiring all of the outstanding capital stock of RRUN so that RRUN would be a wholly-owned subsidiary. RRUN indicated that such structure would be acceptable provided that the current shareholders of RRUN received such number of shares of common stock which would in the aggregate represent at least 51% of our outstanding shares of common stock. An agreement was thereupon drafted and in December 2000, we executed the agreement with RRUN and its shareholders to acquire 100% of the stock of RRUN in exchange for 305,439 shares of our common stock.

The Offering and Reconfirmation Offering

         288,420 shares of common stock were offered at a purchase price of $.40 per share on a "best efforts, all or none" basis. The offering was conducted directly by the Company without the use of a professional underwriter and was completed in December 2000. This Prospectus is being furnished to investors in the offering for such investors to consider reconfirming their investment as a result of our proposed Acquisition.

Securities Outstanding

         There are presently 500,000 shares of common stock outstanding of an authorized issuance of 100,000,000 shares of common stock. If the Acquisition is completed, 593,859 shares of common stock will be outstanding.

Expiration Date

         This offering will expire on November 28, 2001. There is no minimum number of securities that must be sold in the offering.

Escrow

         We deposited the proceeds of this offering into an escrow account with City National Bank, N.A., Los Angeles, California ("escrow agent"). A certificate bearing the investor's name was issued and delivered to the escrow agent for safekeeping.

         After this post-effective amendment is declared effective, we will commence the reconfirmation offering. Upon reconfirmation, we will notify the escrow agent to release the proceeds and the securities to us. We will distribute the certificates to the shareholders. Investors will receive a supplement to the prospectus indicating the amount of proceeds and securities released and the date of release.

Reconfirmation Offering Conducted in Compliance with Rule 419

         We are a blank check company and, consequently, this reconfirmation offering is being conducted in compliance with Rule 419. The investors have certain rights and will receive the substantive protection provided by the rule. To that end, the securities purchased by investors and the funds received in our initial public offering are deposited and held in an escrow account established pursuant to Rule 419, and shall remain in the escrow account until an acquisition meeting specific criteria is completed. Before the acquisition can be completed and before the deposited funds and deposited securities can be released to us and the investors, respectively, we are required to update the registration statement with a post-effective amendment, and within five business days after the effective date thereof, we are required to furnish the investors with the prospectus produced thereby containing the terms of a reconfirmation offer and information regarding the proposed acquisition candidate and its business, including audited financial statements. According to Rule 419, investors must have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to reconfirm their investment and remain an investor or, alternately, require the return of their investment. Each investor shall have 20 business days from the date of this prospectus to reconfirm his/her investment. Any investor not making any decision within the 20 business day period will automatically have his/her investment returned.

         The rule further provides that if we do not complete an acquisition meeting the specified criteria within 18 months of the effective date of its initial public offering, all of the deposited funds in the escrow account must be returned to investors.

Reconfirmation Offer

         This prospectus relates to a reconfirmation by our shareholders of their investment. Pursuant to Rule 419, the proceeds of our initial public offering and the securities purchased pursuant thereto, both of which are currently held in the escrow account, will not be released from the escrow account until (1) we execute an agreement for an acquisition or merger meeting certain criteria; (2) a post-effective amendment which includes the terms of the reconfirmation offer, as well as information about the merger agreement and audited financial statements is filed; and (3) we conduct a reconfirmation offer pursuant to which shareholders representing 80% of the initial public offering proceeds elect to reconfirm their investments. This 80% shall be computed 20 business days after the effective date of this post-effective amendment. Once an investor has sent his/her letter of reconfirmation, such letter of reconfirmation may not be revoked. In the event the investors do not vote to reconfirm the offering, the deposited funds shall be returned to investors on a pro rata basis. Such funds will be returned within 5 business days of failure to approve the merger.

Terms of the Reorganization Agreement

         The terms of the merger are set forth in the Reorganization Agreement dated December 18, 2000 and consummation of the merger is conditioned upon, among other things, the acceptance of the reconfirmation offer by holders of at least 80% of the shares owned by the investors. As a result of the consummation of the merger, RRUN will be merged into United Management, with United Management as the surviving entity. Upon consummation of the merger, (i) each shareholder who holds shares of our common stock registered pursuant to a registration statement declared effective by the SEC on November 28, 2000 prior to the merger and who accepts the reconfirmation offer shall continue to hold his or her share certificate(s) representing our registered common stock; and
(ii) each stockholder of registered common stock who rejects the reconfirmation offer will be paid his or her pro rata share of the amount in the escrow account of $.40 per share. At the effective date of the merger, 100% of the issued and outstanding shares of RRUN shall be canceled. We shall issue 305,439 shares of our common stock to RRUN shareholders after the effective date, and our current shareholders shall own 288,420 shares, representing 48.6% of the surviving entity.

Recent Developments

         Our board of directors believes that the merger represents a good investment opportunity for our shareholders and recommends that the investors elect to accept the reconfirmation offering. The merger agreement was approved by the directors and shareholders of RRUN by written consent dated December 18, 2000. The merger agreement was confirmed by the unanimous consent of the directors on December 18, 2000.

Accounting Treatment

         Although we are the legal surviving corporation, for accounting purposes, the merger is treated as a purchase business acquisition of United Management by RRUN in a reverse acquisition, and a recapitalization of RRUN. RRUN is the acquirer for accounting purposes because the former RRUN stockholders received the larger portion of the common stockholder interests and voting rights retained by the our former stockholders. Because RRUN is the acquirer for accounting purposes under APB Opinion No. 16, the surviving entity shall adopt RRUN's fiscal year end, December 31.

High Risk

         Investment in our securities is highly speculative, involves a high degree of risk, and only persons who can afford the loss of their entire investment should vote to reconfirm their investment.

Use of Proceeds

         In our initial public offering, we generated $115,368 in proceeds. No portion of the deposited funds has been or will be expended to merge RRUN into us. The deposited funds will be transferred to us pursuant to the merger agreement if and when a business combination is effected.

Certain Income Tax Consequences

         In management's opinion, the merger is intended to qualify as a "tax-free reorganization" for purposes of the United States federal income tax so that stockholders of United Management and RRUN subject to United States tax will not recognize gain or loss from the transaction. In addition, the transaction is not intended to result in the recognition of gain or loss to either RRUN or us in the respective jurisdictions where each of them is subject to taxation. NO OPINION OF COUNSEL NOR A RULING FROM THE INTERNAL REVENUE SERVICE HAS BEEN OBTAINED IN REFERENCE TO THE FOREGOING. THE FOREGOING IS FOR GENERAL INFORMATION ONLY AND OUR STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TRANSACTION TO THEM.

                                  RISK FACTORS

         RRUN Has a Limited Operating History. RRUN's operations are subject to the many risks inherent in a development stage business enterprise operating in a market dependent upon new technology. The likelihood of the success of RRUN must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with a new business and the competitive environment in which it operates. Since inception, RRUN's efforts have been limited primarily to organizational activities and it has generated no revenues to date. It's operating history is insufficient for an investor to rely on such history in making a judgment as to RRUN's future performance. RRUN cannot be certain that its business strategy will be successful or that it will successfully address the risks and uncertainties related to RRUN's limited operating history.

         We Cannot Assure You That RRUN's Operating Results Will Be Profitable. RRUN's lack of operating history and unproven business model make it difficult to accurately forecast RRUN's future revenues or results of operations. RRUN has no meaningful historical financial data upon which to base planned operating expenses, and its sales and operating results are difficult to forecast. A variety of factors may cause RRUN's annual and quarterly operating results to fluctuate significantly. Many of these factors are outside of RRUN's control and include:

         o  the effectiveness of its sales and marketing campaign;
         o  market acceptance of RRUN's products;
         o the amount and timing of its operating costs and capital expenditures;
         o introductions by its competitors of new or enhanced services or products; o price competition and fluctuations in the prices of the products that RRUN sells; o changes in its management team and key personnel; and o fluctuations in general economic conditions and economic conditions specific to RRUN's industry.

         One or more of these factors could materially and adversely affect gross margins and operating results in future periods. Given RRUN's stage of development and level of revenues, there can be no assurance as to the attainability of the estimates, the reliability of the assumptions on which they are based, or that RRUN will, at any point, attain profitability.

         We Cannot Assure You That RRUN's Products Will Attain Market Acceptance. There is no assurance that RRUN's products will attain market acceptance or that they will achieve projected margins. In order to market its products profitably, RRUN needs to successfully complete evaluation periods with the end-users of the products. Accordingly, the failure of RRUN to establish and maintain relationships with these parties could adversely effect RRUN's business, financial condition, and results of operations. There is no guarantee that potential customers who currently use a competitor's products will be willing to shift to RRUN's products.

         RRUN May Not Receive Adequate Cooperation From the Major Record Labels. Even though RAHX is a viable solution to the digital music dilemma, there is no assurance that the major records labels will cooperate with RRUN. If the major record labels do not cooperate in providing content, then RRUN will move towards securing relationships with independent record labels. The Internet has become a valuable tool for independents, as they can forgo many of the middlemen in music distribution and place their materials directly in the hands of consumers. However, dependence on independent labels may adversely effect RRUN's ability to become profitable and to sustain profitability.

         We May Not Acquire Enough Content to Achieve Profitability. RRUN's success depends on its ability to obtain a sufficient amount and variety of digital recorded music for distribution. Until a significant number of artists and their record labels adopt a strategy of digitally delivering music over the Internet, the growth of its business might be limited. RRUN relies on record companies and artists for digital recorded music to be distributed using its format. RRUN believes record companies will remain reluctant to distribute their recorded music digitally unless they are satisfied that the digital delivery of their music over the Internet will not result in the unauthorized copying and distribution of that music. If record companies do not believe that recorded music can be securely delivered over the Internet, they will not allow the digital distribution of their recorded music and RRUN might not have sufficient content to attract consumers. If RRUN cannot offer a sufficient amount and variety of digital recorded music for syndication, its business might be harmed.

         Customers Might Not Accept RRUN's Platform. RRUN's success will depend on acceptance of its platform as a method for digital delivery of recorded music over the Internet. Factors that might influence market acceptance of its platform include the following:

         o the availability of sufficient bandwidth on the Internet to enable consumers to download digital recorded music rapidly and easily;
         o the willingness of consumers to invest in computer technology for downloading digital music;
         o  the cost of time-based Internet access;
         o the amount and variety of digital recordings available for purchase through its technology relative to those available through other online digital delivery companies, digital music websites or through traditional physical delivery of recordings;
         o the availability of portable devices to listen to digitally recorded music;
         o the fidelity and quality of the sound of the digital recorded music; and
         o the level of consumer comfort with the process of downloading and paying for digital music over the Internet, including ease of use and lack of concern about transaction security.

         RRUN is Dependent on the Continued Viability of the Infrastructure of the Internet and Other Commercial Online Services. To the extent that the Internet and other online services continue to experience growth in the number of users and frequency of use by consumers resulting in increased bandwidth demands, RRUN cannot assure you that the infrastructure for the Internet and other online services will be able to support the demands placed upon them. The Internet and other online services have experienced outages and delays as a result of damage to portions of their infrastructure. Outages or delays could adversely affect online sites, e-mail, and the level of traffic on all sites. Since RRUN intends to distribute its products through the Internet, its business would suffer if the viability of the infrastructure of the Internet were to decline. In addition, the Internet or other online services could lose their viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet or other online service activity or due to increased governmental regulation. Insufficient availability of telecommunications services to support the Internet or other online services could also result in slower response times and negatively impact use of the Internet and other online services generally, and RRUN's sites in particular. If the infrastructure of the Internet and other online services do not effectively support growth that may occur, RRUN may not achieve or sustain profitability, and its business, results of operations and financial condition will consequently suffer.

         RRUN is Dependent on Key Personnel. The success of RRUN is highly dependent upon certain key management and technical personnel. Ray Hawkins and Pavel Bains have played important roles in RRUN's founding, development and promotion. Although the Company intends to enter into employment agreements with both Mr. Hawkins and Mr. Bains, the loss of the services of either of them could adversely effect RRUN's business, financial condition, and results of operations. RRUN intends to apply for and obtain "key man" life insurance on the life of Mr. Hawkins and Mr. Bains. There can be no assurance that either of these persons will remain with RRUN in the future due to circumstances either within or outside of their control. In addition, competition for qualified personnel is intense, and there can be no assurance that RRUN will be able to hire or retain additional qualified personnel. Any inability to attract and retain qualified personnel would adversely effect RRUN's business.

         The Market for Digital Delivery of Music Over the Internet is Highly Competitive, and if RRUN Cannot Compete Effectively, It May Not Achieve Profitability. Competition in the business of digital delivery of music over the Internet is increasing. If RRUN does not compete effectively or if it experiences pricing pressures, reduced margins or loss of market share resulting from increased competition, its business might be harmed. New companies continue to enter the market and current competitors are expanding their products and services. Many of these potential competitors are likely to enjoy substantial competitive advantages, including the following:

         o  larger audiences;
         o  larger technical, production and editorial staffs;
         o  greater brand recognition;
         o  access to more recorded music content;
         o  a more established Internet presence;
         o  a larger advertiser base; and
         o substantially greater financial, marketing, technical and other resources.

         If Standards for the Secure, Digital Delivery of Recorded Music Are Not Adopted, the Piracy Concerns of Record Companies and Artists Might Not Be Satisfied, and They Might Not Use RRUN's Platform for Digital Delivery of Their Music. Because other digital recorded music formats do not contain mechanisms for tracking the source or ownership of digital recordings, users are able to download and distribute unauthorized or "pirated" copies of copyrighted recorded music over the Internet. This piracy is a significant concern to record companies and artists, and is the reason many record companies and artists are reluctant to digitally deliver their recorded music over the Internet. The Secure Digital Music Initiative (SDMI) is a committee formed by the Recording Industry Association of America (RIAA) to propose a standard format for the secure digital delivery and use of recorded music. If a standard format is not adopted, however, unsecure copies of recorded music may continue to be available on the Internet, and record companies and artists might not permit the digital delivery of their music. Additionally, as long as pirated recordings are available, many consumers will choose free pirated recordings rather than paying for legitimate recordings. Accordingly, if a standard format for the secure digital delivery of music is not adopted, RRUN's business might be harmed. It has designed its current products to be adaptable to different music industry and technology standards. Numerous standards in the marketplace, however, could cause confusion as to whether its products and services are compatible. If a competitor were to establish the dominant industry standard, its business could be harmed.

         If RRUN's Platform Does Not Provide Sufficient Rights Reporting Information, Record Companies and Artists Are Unlikely to Digitally Deliver Their Recorded Music Using Its Platform. Record companies and artists must be able to track the number of times their recorded music is downloaded so that they can make appropriate payments to music rights organizations, such as the American Society of Composers, Authors and Publishers, Broadcast Music Incorporated and

SESAC, Inc. If RRUN's products and services do not accurately or completely provide this rights reporting information, record companies and artists might not use its platform to digitally deliver their recorded music, and its business might be harmed.

         RRUN's Business Might Be Harmed if It Fails to Price Its Products and Services Appropriately. The price of Internet products and services is subject to rapid and frequent change. RRUN may be forced for competitive or technical reasons to reduce or eliminate prices for certain of its products or services. If this happens, its revenues will decline, and its business might be harmed.

         RRUN Might Not Be Able to Scale Its Technology Infrastructure to Meet Demand for Its Products and Services. RRUN's success will depend on its ability to scale its technology infrastructure to meet the demand for its products and services. Adding new capacity will be expensive, and RRUN might not be able to do so successfully. In addition, it might not be able to protect its new or existing data centers from unexpected events as it scales its systems. To the extent that it does not address any capacity constraints effectively, its business would be harmed.

         RRUN Might Not Be Successful in Its Attempts to Keep Up With Rapid Technological Change and Evolving Industry Standards. The markets for RRUN's products and services are characterized by rapidly changing technology, evolving industry standards, changes in customer needs, emerging competition, and frequent new product and service introductions. Its future success will depend, in part, on its ability to:

         o  use leading technologies effectively;
         o  continue to develop its strategic and technical expertise;
         o  enhance its current products and services;
         o develop new products and services that meet changing customer needs;
         o  advertise and market its products and services; and
         o influence and respond to emerging industry standards and other technological changes.

         This must be accomplished in a timely and cost-effective manner. RRUN may not be successful in effectively using new technologies, developing new products or services or enhancing its existing products or services on a timely basis. These new technologies or enhancements may not achieve market acceptance. RRUN's pursuit of necessary technological advances may require substantial time and expense. Finally, RRUN may not succeed in adapting its services to new technologies as they emerge.

         Consumers Might Not Readily Accept Devices That Will Play Digitally Downloaded Music. RRUN believes that the market for digitally recorded music delivered over the Internet will not develop significantly until consumers are able to enjoy this music on more convenient mediums than a personal computer. Several consumer electronics companies have introduced or announced plans to introduce devices that will allow digital music delivered over the Internet to be played away from the personal computer. If companies fail to introduce easily usable devices, consumers do not accept these devices or its products and services are incompatible with these devices, its business would be harmed. In addition, digital music can be transferred to a compact disc, but that transfer requires a compact disc recorder (CD-R). Many desktop computer manufacturers offer CD-Rs in their computers. If companies do not continue to offer CD-Rs in their computers, consumers do not accept CD-Rs or its products and services are incompatible with CD-Rs, its business might be harmed.

         RRUN Might Incur Liability for the Content of the Recorded Music That It Digitally Delivers. Because RRUN digitally delivers recorded music to third parties, it might be sued for negligence, copyright or trademark infringement or other reasons. These types of claims have been brought, sometimes successfully, against providers of online products and services in the past. Others could also sue it for the content that is accessible from its website through links to other websites. These claims might include, among others, claims that by hosting, directly or indirectly, the websites of third parties, it is liable for copyright or trademark infringement or other wrongful actions by these third parties through these websites. Even if these claims do not result in liability, RRUN could incur significant costs in investigating and defending against these claims. RRUN has taken steps to prevent these claims.

         Under the Digital Millennium Copyright Act of 1999, Internet service providers are insulated from several types of these claims, upon compliance with the requirement that they appoint an agent to receive claims relating to their service, and RRUN intends to appoint an agent. In 1998, Congress passed the Internet Freedom Act, which imposes a three-year moratorium on state and local taxes on Internet-based transactions. RRUN cannot assure you that this moratorium will be extended. Failure to renew this moratorium would allow various states to impose taxes on e-commerce, which might harm its business.

         RRUN May Encounter System Failures or Delays That Might Harm Its Business. RRUN's operations depend on its ability to protect its computer systems against damage from fire, water, power loss, telecommunications failures, computer viruses, vandalism and other malicious acts, and similar unexpected adverse events. Interruptions or slowdowns in its services could result from the failure of its telecommunications providers to supply the necessary data communications capacity in the time frame it requires, as well as from deliberate acts. Despite precautions it has taken, unanticipated problems affecting its systems could in the future cause temporary interruptions or delays in the services it provides. Customers might become dissatisfied by any system failure or delay that interrupts its ability to provide service to them or slows its response time. Sustained or repeated system failures or delays would affect its reputation, which would harm its business. Slow response time or system failures could also result from straining the capacity of its software or hardware due to an increase in the volume of products and services delivered through its servers.

         RRUN Depends on Proprietary Rights to Develop and Protect Its Technology. RRUN's success and ability to compete substantially depends on its internally developed technologies and trademarks, which it protects through a combination of patent, copyright, trade secret and trademark laws. Patent applications or trademark registrations may not be approved. Even if they are approved, its patents or trademarks may be successfully challenged by others or invalidated. If its trademark registrations are not approved because third parties own these trademarks, its use of these trademarks would be restricted unless it enters into arrangements with the third-party owners, which might not be possible on commercially reasonable terms or at all. The primary forms of intellectual property protection for its products and services internationally are patents and copyrights. Patent protection throughout the world is generally established on a country-by-country basis. To date, RRUN has not applied for any patents outside the United States. It may do so in the future. Copyrights throughout the world are protected by several international treaties, including the Berne Convention for the Protection of Literary and Artistic Works. Despite these international laws, the level of practical protection for intellectual property varies among countries. In particular, United States government officials have criticized countries such as China and Brazil for inadequate intellectual property protection. If its intellectual property is infringed in any country without a high level of intellectual property protection, its business could be harmed. RRUN generally enters into confidentiality or license agreements with its employees, consultants and corporate partners, and generally controls access to and distribution of its technologies, documentation and other proprietary information. Despite its efforts to protect its proprietary rights from unauthorized use or disclosure, parties may attempt to disclose, obtain or use its solutions or technologies. The steps RRUN has taken may not prevent misappropriation of its solutions or technologies, particularly in foreign countries where laws or law enforcement practices may not protect its proprietary rights as fully as in the United States. RRUN has licensed, and it may license in the future, certain proprietary rights to third parties. While it attempts to ensure that the quality of its brand is maintained by its business partners, they may take actions that could impair the value of its proprietary rights or its reputation. In addition, these business partners may not take the same steps RRUN has taken to prevent misappropriation of its solutions or technologies.

         Difficulties Presented by International Economic, Political, Legal, Accounting and Business Factors Could Harm Its Business in International Markets. A key component of RRUN's strategy is to expand into international markets. The following risks are inherent in doing business on an international level and RRUN has little or no control over them:

         o  unexpected changes in regulatory requirements;
         o  export restrictions;
         o  export controls relating to encryption technology;
         o  longer payment cycles;
         o  problems in collecting accounts receivable;
         o  political and economic instability; and
         o  potentially adverse tax consequences.

         In addition, other factors that may also affect it and over which it has some control include the following:

         o difficulties in staffing and managing international operations;
         o  differences in music rights reporting structures; and
         o  seasonal reductions in business activity.

         One or more of the factors listed above may harm its present or future international operations and, consequently, its business.

         Government Regulation of the Internet Might Harm RRUN's Business. The applicability to the Internet of existing laws governing issues such as property ownership, libel and personal privacy is uncertain. In addition, governmental authorities may seek to further regulate the Internet with respect to issues such as user privacy, pornography, acceptable content, e-commerce, taxation, and the pricing, characteristics and quality of products and services. Finally, the global nature of the Internet could subject it to the laws of a foreign jurisdiction in an unpredictable manner. Any new legislation regulating the Internet could inhibit the growth of the Internet and decrease the acceptance of the Internet as a communications and commercial medium, which might harm its business. In addition, the growing use of the Internet has burdened the existing telecommunications infrastructure and has caused interruptions in telephone service. Telephone carriers have petitioned the government to regulate the Internet and impose usage fees on Internet service providers. Any regulations of this type could increase RRUN's costs of using the Internet and impede its growth, which could in turn decrease the demand for its services or otherwise harm its business.

         We may fail to obtain a sufficient number of investors to reconfirm the offering. A business combination with an acquisition candidate cannot be closed unless, after the reconfirmation offering required by Rule 419, a sufficient number of investors representing 80% of the maximum offering proceeds elect to reconfirm their investment. If, after completion of the reconfirmation offering, a sufficient number of investors do not reconfirm their investment, the business combination will not be closed. If so, none of the securities held in escrow will be issued and the funds will be returned to you on a proportionate basis without interest.

         Issuance of shares in acquisition. Our Certificate of Incorporation authorizes the issuance of a maximum of 100,000,000 shares of common stock, $.0001 par value. The proposed Acquisition, if completed, will result in the issuance of an additional 305,439 shares of common stock and will result in substantial dilution in the percentage of the common stock held by its present shareholders. Moreover, the common stock to be issued in the Acquisition has been valued on an arbitrary or non-arm's-length basis by management, resulting in an additional reduction in the percentage of common stock held by our present shareholders.

         Lack of public market for securities. At the present time, there is no public market for our securities. It is unlikely that a regular trading market will develop at the conclusion of the reconfirmation offering, or if developed, that such market will be sustained, or that the securities purchased by the public in the offering may be resold at their original offering price or at any other price. Any market for the securities that may develop will, in all likelihood, be a limited one. While we intend to continue to timely file periodic reports under the Securities Exchange Act of 1934 for so long as it may be required to do so, no assurances are given that we will continue to file such reports on a voluntary basis. In any event, due to the low price of the securities, many brokerage firms may choose not to engage in market making activities or effect transactions in such securities. Purchasers of the securities may have difficulties in reselling such securities and many banks may not grant loans utilizing such securities as collateral. Further, our securities will not be eligible for listing on the Nasdaq Stock Market upon completion of this reconfirmation offering.

              YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419
                   DEPOSIT OF OFFERING PROCEEDS AND SECURITIES

         Rule 419 requires that offering proceeds, after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by you and other investors in this offering, be deposited into an escrow or trust account governed by an agreement that contains certain terms and provisions specified by Rule 419. Under Rule 419, the funds will be released to us and the securities will be released to you only after we have met the following three basic conditions:

         First, we must execute an agreement for an acquisition of a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances, if any. We have entered into an agreement with RRUN.

         Second, we must file a post-effective amendment to the registration statement that includes the results of this offering including, but not limited to, the gross offering proceeds raised to date, the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, if any, amounts dispersed to us and amounts remaining in the escrow account. In addition, we must disclose the specific amount, use and appropriation of funds disbursed to us to date, including, payments to officers, directors, controlling shareholders or affiliates, specifying the amounts and purposes of these payments, and the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate and business, including audited financial statements. This prospectus complies with this requirement.

         Third, we will mail to each investor within five business days of the effective date a post-effective amendment, a copy of the prospectus contained therein. This prospectus is the reconfirmation prospectus. The reconfirmation offering shall be made as described under "Prospectus Summary; Reconfirmation Offering." After we submit a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is closed, the escrow agent can release the funds and securities.

         Accordingly, we entered into an escrow agreement with City National Bank, N.A., Los Angeles, California, which provides that:

         The proceeds are to be deposited into the escrow account maintained by the escrow agent promptly upon receipt. While Rule 419 permits 10% of the funds to be released to us prior to the reconfirmation offering, we do not intend to release these funds. The funds and any dividends or interest thereon, if any, are to be held for the sole benefit of the investor and can only be invested in bank deposit, in money market mutual funds, federal government securities or securities for which the principal or interest is guaranteed by the federal government.

         All securities issued for the offering and any other securities issued, including stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. Your name must be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account are to remain as issued, and are to be held for your sole benefit. You retain the voting rights, if any, to the securities held in your name. The securities held in the escrow account may neither be transferred or disposed of nor any interest created in them other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act.

         Warrants, convertible securities or other derivative securities relating to securities held in the escrow account may be exercised or converted in accordance with their terms, provided that, however, the securities received upon exercise or conversion, together with any cash or other consideration paid for the exercise or conversion, are to be promptly deposited into the escrow account.

                                     MERGER

Background of the Merger Agreement

         In November 2000 we commenced a "blank check" offering pursuant to Rule 419 promulgated under the Securities Act. The offering was successful in raising $115,368 in gross proceeds from investors. Under Rule 419, $115,368 and 288,420 shares purchased by the investors were placed in escrow pending (i) distribution of a reconfirmation prospectus to each of the investors describing the acquisition of RRUN; and (ii) the subsequent reconfirmation by the holders of at least 80% of the shares owned by the investors that they have elected to remain investors.

         In the event approval of the merger is not obtained from at least 80% of the investors, then the shares deposited in the escrow account will not be released to the investors. Instead, the $115,368 in offering proceeds in the escrow account will be released to the investors in proportion to their investment, at $.40 per share and the share certificates will be cancelled. Under Rule 419, the value of RRUN must represent at least 80% of the maximum offering proceeds, or $92,294. Based upon independent audited financial statements, RRUN has a business value of not less than $92,294.

Terms and Conditions of Merger Agreement

STOCKHOLDERS WISHING TO OBTAIN A COPY OF THE MERGER AGREEMENT, WHICH IS INCORPORATED INTO THIS PROSPECTUS BY REFERENCE, MAY OBTAIN ONE WITHOUT CHARGE BY WRITING TO United Management, Suite 104, 1456 St. Paul St., Kelowna, British Columbia, Canada V1Y 2E6, ATTENTION: Christine Cerisse.

         Pursuant to the merger agreement, RRUN will be merged into us. Consummation of the transaction contemplated by the merger agreement is conditioned upon, among other things, reconfirmation by holders of least 80% of the shares owned by the investors. Upon consummation of the merger, (i) 305,439 shares of common stock shall be issued to former RRUN shareholders. Each shareholder who holds shares of our common stock registered pursuant to a registration statement declared effective by the SEC on November 28, 2000 prior to the merger and who accepts the reconfirmation offer shall, after consummating of the merger, hold the same number of shares held prior to the merger, but the aggregate percentage interest in United Management will be increased to 48.6%. RRUN will merge into United Management with United Management as the surviving entity.

         Our name will be changed to "RRUN Ventures, Inc." after the merger. The merger is intended to be consummated in such a manner as to be tax-free to all parties involved under Internal Revenue Code Section 368(a)(1)(A); (ii) each investor who rejects the reconfirmation offer will be paid his or her pro rata share of the amount in the escrow account of $.40 per share; (iii) holders of our common stock, the resale of which is restricted under United States Securities laws prior to the merger shall tender their shares to us for cancellation. Consummation of the merger is not subject to any governmental approvals.

         The result of the merger, assuming that 80% of the investors reconfirm their investment, is that former RRUN shareholders shall own 43% of the surviving entity while our current shareholders shall own 57% of United Management.

         Investors deciding to accept the reconfirmation offer are directed to sign a letter of reconfirmation and return it to United Management, Inc.,
Attention: Christine Cerisse, who will forward each letter of reconfirmation to our escrow agent. Any investor who fails to return his or her form so that it is received by Ms. Christine Cerisse within 45 business days from the date of their reconfirmation prospectus will be deemed to have rejected the reconfirmation offer and will automatically be sent a check within five business days representing his or her pro rata share of the funds in the escrow account for the benefit of the investors.

Certain Income Tax Consequences

         The merger is intended to qualify as a "tax-free reorganization" for purposes of the federal income tax law so that stockholders of United Management and RRUN will not recognize gain or loss from the transaction. In addition, the transaction is not expected to result in the recognition of gain or loss to either United Management or RRUN in the respective jurisdictions where each of them is subject to taxation. NO OPINION OF COUNSEL NOR A RULING FROM THE INTERNAL REVENUE SERVICE HAS BEEN OBTAINED IN REFERENCE TO THE FOREGOING. THE FOREGOING IS FOR GENERAL INFORMATION ONLY AND OUR STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM.

                                    DILUTION

         The difference between the initial public offering price per share of common stock and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of shares of common stock outstanding.

         As of November 15, 2000, our net tangible book value was -$12,489 or -$.02 per share of common stock. Net tangible book value represents the amount of our total assets, less any intangible assets and total liabilities. The net tangible book value of the Company as of June 30, 2000 on an unaudited pro forma combined basis taking into account the acquisition of RRUN and issuance of 305,439 shares of common stock to the present shareholders of RRUN was $267,283 or approximately $.45 per share (based on 593,859 outstanding shares of common stock). The result will be an immediate dilution to present shareholders of the Company, including a substantial dilution to the public investors. The following table illustrates this dilution:

         Public offering price per share                            $0.40
         Net tangible book value per share before offering          -0.02
         Proforma net tangible book value per share                   .45

         The table is based upon the potential acquisition of RRUN and the possible issuance of 305,439 shares of common stock to present RRUN shareholders.

                                 USE OF PROCEEDS

         The gross proceeds of this offering were $115,368. Rule 419 permits 10% of the funds ($11,536) to be released from escrow to us prior to the reconfirmation of the offering. However, we did not request release of these funds. We will receive the gross proceeds in the event a business combination with RRUN is closed in accordance with Rule 419.

         We have not incurred and do not intend to incur in the future any debt from anyone other than management for our organizational activities. Debt to management will not be repaid. Management is not aware of any circumstances that would change this policy. Accordingly, no portion of the proceeds are being used to repay debt. It is anticipated that management will pay the expenses of the offering.

         Under Rule 419, after the reconfirmation offering and the closing of the business combination, $115,368, plus any dividends received, but less any amount returned to investors who did not reconfirm their investment under Rule 419, will be released to us, and utilized as follows:

                                                      Amount        Percent
                                                      ------        -------

             Offering Expenses                       $10,000          8.7%

             Working Capital                        $105,368         91.3%

             Total                                  $115,368        100.0%
                                                                    =====

         The proceeds received in this offering have been placed into the escrow account pending closing of the pending business combination with RRUN. These funds are in an insured financial institution in either a certificate of deposit, interest bearing savings account or in short term federal government securities as placed by City National Bank, N.A., Los Angeles, California.

                                 CAPITALIZATION

         Our capitalization as of the date of this Prospectus, and as adjusted to give effect to the issuance of shares to the shareholders of RRUN upon completion of the proposed acquisition, is as follows:

---------------------------------------------------------------------------------------------------------------------

                                                 UNITED              RRUN                                    PRO
                                              MANAGEMENT,          VENTURES,                                FORMA
                                                  INC.                INC.            ADJUSTMENTS
---------------------------------------------------------------------------------------------------------------------
     Loans payable                              $10,790             $26,572                -               $37,362

                                          ---------------------------------------------------------------------------
                                                $10,790             $29,572                -               $37,362
=====================================================================================================================

SHAREHOLDERS' EQUITY
Share Capital
                                                    $50              $6,109         (a)        (50)         $6,138
                                                                                    (b)         29

Additional Paid In Capital
                                                 15,670             175,847         (a)         50         291,186
                                                                                    (b)    115,339
                                                                                    (c)    (15,720)
                                          ---------------------------------------------------------------------------
Deficit                                         (28,209)            (17,552)        (c)      8,955         (30,041)
                                                                                    (c)     (3,235)
                                          ---------------------------------------------------------------------------
                                               $(12,489)          $(164,404)                              $267,283
=====================================================================================================================


(a)  Record the cancellation of 500,000 common shares of United Management Inc.
(b)  Record the issue of 288,420 common shares of United Management Inc. for cash consideration of
     $115,368
(c)  Record the reverse take-over transaction

                                PLAN OF OPERATION

         The following discussion should be read in conjunction with the Financial Statements and Notes thereto and is qualified in its entirety by the foregoing and by other more detailed financial information appearing elsewhere in this Prospectus.

United Management, Inc.

         The Company is in the development stage as of June 30, 2000 and completed an initial public offering in December 2000 pursuant to a Registration Statement that became effective with the Securities and Exchange Commission on November 28, 2000 and sold 288,420 shares of its common stock, $.0001 par value, at a price of $.40 per share. The offering was conducted directly by us without the use of a professional underwriter. We are a "blank check" company subject to Rule 419 of Regulation C which was organized to obtain funding from persons purchasing in the offering in order to provide a vehicle to take advantage of business opportunities which management believes arise from time to time.

         The deposited funds and the securities to be issued to subscribers are remaining in escrow and may not be released until an acquisition meeting certain specified criteria has been made and a sufficient number of subscribers reconfirm their investments in accordance with the procedure set forth in Rule 419.

         We had no revenues for each of the years ended June 30, 2000 and June 30, 1999. We had a net loss of ($16,932) for the year ended June 30, 2000 as compared to a net loss of ($1,973) for the year ended June 30, 1999. In addition, at June 30, 2000, we had total assets of $0 and total liabilities of $3,235.

         In December 2000, we executed an agreement with RRUN Ventures, Inc., a Nevada corporation, and its shareholders to acquire all of the issued and outstanding shares of capital stock of RRUN in exchange for 305,439 shares of our common stock. Assuming successful completion of this reconfirmation offering and the Acquisition, the business of RRUN shall be our sole business.

RRUN Ventures Inc. Plan of Operation

         Upon closing of the merger with United Management Inc., RRUN will require additional funds to finance its operations. RRUN plans to seek financing within six (6) months of the merger to capitalize its funding requirements. This financing will satisfy its cash needs for the first twelve (12) to eighteen (18) months of operations. To further fund RRUN's business efforts it plans to meet the requirements to complete a listing on the NASDAQ Small Cap Market and subsequently execute a secondary offering of its common stock. This proposed listing on the NASDAQ Small Cap Market is planned for eighteen (18) to twenty-four (24) months after the closing of the merger between RRUN and United Management Inc.

         To ensure the necessary funds will be raised for RRUN, it has begun to develop a relationship with a leading international investment banking firm.

         Over the first twelve (12) months of operations, RRUN will conduct significant product research and development (R & D) for it's Peer to Peer (P2P) product, RAHX. From system architecture design to working prototype and Alpha and Beta releases RAHX will be developed within a accelerated product cycle of six (6) to nine (9) months.

         The R & D executed by RRUN will include but will not be limited to:

         o Development of the RAHX software and its software subset components.
         o  Development of the RAHX back end platform system
         o  Development of various RAHX software licensee user tools

         Within the first year of operation RRUN intends to invest significantly in equipment to be used in developing products, the RAHX back end technology and corporate file servers. The equipment invested in will include but not limited to:

         o Audio and Video Production Equipment (used for the development of the Interactive front end websites)
         o Web, File, DNS and Proxy Servers (These servers will handle the products' capacity needs)
         o Networking/Communication servers (These servers are used to load balance the traffic coming through the RAHX websites)

         RRUN will continue its main operations out of its Vancouver, BC facility and intends to open business development offices in New York and Los Angeles.

         RRUN anticipates that its staffing levels of RRUN will increase significantly to approximately 50 employees over the first year of operations to properly execute its business plan and to support its aggressive growth strategy.

         In addition to increasing the number of employees, additional senior management will be required to add experience to the present management team and further RRUN's development. Over the first twelve (12) months, RRUN intends to appoint additional members to the Board of Directors and form an advisory board of industry professionals to guide, counsel and assist it through its business strategy execution.

                             DESCRIPTION OF BUSINESS

Introduction

         United Management, Inc. was incorporated on January 29, 1997 under the laws of the State of Nevada to engage in any lawful corporate purpose. Other than issuing shares to its shareholders, we never commenced any other operational activities. We can be defined as a "blank check" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. The Board of Directors has elected to commence implementation of our principal business purpose, described below.

         In December 2000, we completed an initial public offering of 288,420 shares of our common stock at a price of $.40 per share pursuant to a Registration Statement that became effective with the Securities and Exchange Commission on November 28, 2000. In December 2000, we executed an agreement with RRUN Ventures, Inc. and its shareholders to acquire all of the issued and outstanding shares of capital stock of RRUN in exchange for 305,439 shares of our common stock. RRUN was incorporated in Nevada in October 2000 and is a multi-media venture development organization focused on content distribution utilizing the Internet.

         Assuming successful completion of the reconfirmation offering and the Acquisition, the business of RRUN shall be our sole business.

Core Business Venture

         RRUN's core business venture is RAHX, a software platform that uses Peer to Peer (P2P) technologies to enable and enhance the distribution of digital media files over the Internet. P2P technologies allow users to exchange digital media files directly from their computers. RAHX focuses on providing both owners and consumers of media-related content a suite of software products that address their respective needs. RRUN expects to launch the RAHX venture before the end of 2001, in order to take advantage of the sudden growth in the file exchange industry.

         RAHX is used in congruence with the product, RAHXWARE, the software which users use to connect to RAHX.

Opportunities in the Digital Music Industry

         There has been a recent media explosion around the controversial music software company Napster. Napster has caused an uproar within the music industry, as the company has led the way in pioneering a new process of distributing music over the Internet. This process has been dubbed file exchange or Peer-to Peer (P2P). Consumers can now access music files directly with another consumer without going through a website or centralized server.

         However, companies like Napster are currently subject to a number of highly publicized lawsuits because, among other things, they promote the use of a software that violates the rights of music copyright owners such as major record labels Sony and Universal. An opportunity arises for a company to create a feasible solution that not only generates revenue for the major record labels, but also allows consumers to continue to download and exchange music easily for a low cost.

RAHX Business Model

         RRUN's core business venture is RAHX, a software platform that uses Peer to Peer (P2P) technologies to enable and enhance the distribution of digital media files over the Internet. RAHX provides media users and content owners with an end-to-end solution of distributing music over the Internet by performing the following functions:

         1. Facilitating the transfer and exchanging of digital media files;
         2. Managing the income flow from consumers to content owners;
         3. Storing the income for the benefit of content owners;
         4. Tracking the content use;
         5. Distributing the income to content owners; and
         6. Protecting the consumers with Internet security and content owners with digital rights management.

         RAHX earns income for RRUN through a two-pronged business model: Direct to Consumer Model and Licensing Model. In the Direct to Consumer Model, RAHX provides a file exchange service or P2P media service directly to consumers and uses its file exchange software to generate transaction fees by acting as an agent to facilitate transactions between consumers and content owners. In the Licensing Model, RAHX licenses its software to other P2P media services that desire a method to generate revenue. RAHX bills these file exchange services software license fees and transaction facilitation fees. Under this model, RAHX earns a smaller transaction fee rate than in the direct to consumer model.

The Management

         RRUN is operated by a team of professionals from the music, marketing, and technology sectors with core competencies in music industry licensing, Gen X & Y marketing, results-oriented business management, and systems integration software design and programming.

Company History

         RRUN Ventures Inc. (RRUN) was founded in Vancouver, British Columbia in June of 2000. RRUN was incorporated in October 2000 under the laws of Nevada.

         RRUN's key venture RAHX, Inc., ("RAHX"), was initially developed by a corporation controlled by the founders of RRUN. RAHX was conceptualized as a software solution for the digital media file exchange industry. In November 2000, RRUN purchased the rights to RAHX by acquiring a controlling stake of RAHX, Inc. The first two RAHX products to emerge are the file exchange software solution RAHXWARE, and RAHX.net the promotional and support website for all RAHX products.

         Currently RRUN is in start-up phase with a staff of ten and operates in Vancouver, British Columbia. To date RRUN has achieved the following:

         o  Identified and secured a start-up management team;
         o  Begun developing relationships with content owners;
         o Begun developing a partnership with technology firm Kaph Data Engineering;
         o Begun sourcing financing and exploring options to initiate an initial public offering;
         o Created a RAHX demo, a RAHX introductory trailer, and a RRUN website; and
         o Developed a relationship with a technology/entertainment law firm whose clients include: NARAS, AOL, Microsoft, Sony and BMG.

         RRUN's primary strength is its people. This group consists of individuals who developed their skills in conjunction with the technological changes in the new economy. This group brings experience


                                      -23
in marketing, financial software development, entertainment, technology, and project management. As a start-up, RRUN is able to move quickly and adapt to a dynamic environment. However, RRUN must also overcome the barriers that arise in the start-up phase. These barriers include the lack of:

         o  Full financial capitalization to maximize operations; and
         o Strategic alliances with the major record labels and associations.

         RRUN has already begun moving past these barriers through a number of steps that will be instrumental for the success of RAHX. First, RRUN has used its contact base to begin recruitment of experienced advisors and executive management from the music and media industries. Second, RRUN plans to initiate an initial public offering on one of the North American Stock Exchanges. Third, RRUN is seeking to develop relationships with the major record companies in the music industry.

                                    Products

RAHXWARE

         The RAHX platform is used in conjunction with the product RAHXWARE, the downloadable client software which users use to connect to RAHX.

RAHX.COM and RAHX.net

         RAHX.com and RAHX.net are complementary products to RAHX. These websites are used to promote the RAHX product line and accumulate a user base for RAHX. The RAHX.com website provides multi-media content to inform and entertain users and the RAHX.net site provides customer support to RAHX licensees.

Product Benefits

         RRUN believes that RAHX offers the best file exchange solution for consumer, music artists, and copyright owners.

         First, RAHX is designed to accurately record, collect, and distribute music royalties to their rightful owners. Since digital music emerged on the Internet, record companies have been searching for a viable system that allows them to use a financial system that will appeal to consumers. The RAHX Platform allows for consumers to purchase music for a reasonable price, and in turn deposit the money into the account of the copyright owner.

         Second, if other P2P media services employ the RAHX financial subsystem, RRUN expects that it will save record companies and copyright owners the time and money lost in lawsuits.

         Third, RRUN anticipates that through RAHX, artists and record labels can generate revenue for no additional costs. For every dollar generated on a sale of a CD, tape, or vinyl record, the artist and record label incurs costs due to the manufacturing and marketing dollars spent on the physical recording. With digital music, there is no additional manufacturing or marketing costs as the music product of the artist and record label is only a digital file of a sound recording.

         Fourth, RRUN believes that RAHX will allow consumers to easily locate outdated or hard-to-find songs; and can provide compensation to copyright owners for these music recordings. Many times record companies stop distributing music recordings because it may be too expensive to manufacture and inventory product that is not in high demand. As a result, consumers are unable to find older music, and artists are not able earn revenue from these potential sales. RAHX can provide a system that will benefit both consumers and artists.

         Fifth, RRUN expects that RAHX will give independent artists an opportunity to showcase their talent and generate revenue from the sales of their music. Through RAHX, independent artists will have another medium that directly distributes their music over the Internet. As a result, artists can maximize their revenues and retain control of their music.

Technology

         RAHX uses standard Internet and EDI protocols in combination with XML programming and various other software tools.

         RAHX consists of four subsystems:

         o        File Exchange System
         o        Content Management System
         o        Commercial Transaction System
         o        Digital Rights Management System

         These four systems are integrated to function as one unified RAHX system.

         From System Architecture Design to Alpha and Beta releases and testing to full release, RAHX will be developed at an accelerated cycle of six (6) to nine (9) months. The development will require a staff of 25; consisting of programmers/integrators, project managers, and a projected budget of $2 million.

         The technology behind RAHX produces the following features and capabilities:

         o Royalty tracking - RAHX compiles accounting of all music single downloads by detailing copyright owners and accurately reporting music royalty remittance;
         o Customer debit accounts - RAHX establishes debit accounts for its customers to facilitate their purchases of downloaded music;
         o  Transaction facilitation - RAHX uses a
            transaction-facilitating engine that simultaneously debits the account of a buyer and credits the accounts of the music owners;
         o Catalogue database - RAHX syncs with new and existing and new music databases to accurately identify all music recordings within the exchange network; and o Firewall protection - RAHX provides a security firewall to protect end users.

         RRUN intends to file for a patent on RAHX and all of its components upon completion of its working prototype.

         Although the technology used to create RAHX is proprietary, RRUN expects that others will be able to substantially reproduce the patented results within six months. To remain on the leading edge, RRUN expects that it must devote a minimum of approximately 5% of revenues towards RAHX research and development.

                              Intellectual Property

Patents

         The RAHX platform is a proprietary property consisting of numerous individual proprietary assets. RRUN has begun the preparation of the necessary documents to achieve its' patents. Preparation of the system architecture designs that will accompany the patent applications has begun.

         In patenting RAHX and its' subsystems, RRUN will patent the base concept, business model, and subsequently the data model architecture.

         The patenting will include software/hardware components at a high level. Individual software and/or hardware components built to work within the initial framework of the RAHX platform will also undergo copyright, followed by patenting.

         It takes two to three years to complete a patent, so as the system grows, it is initially copyrighted and a patent is filed upon integration with the whole system. At the inception phase any component will be linked to a manufacturing process that may be copyrighted for uniqueness, and included in the design requirements for the patent.

Trademarks

         RRUN has already begun the process of preparing the documents necessary to obtain trademarks for the following:

         o  RRUN Ventures Inc.;
         o  RAHX, Inc.;
         o  RAHX.com;
         o  RAHX.net;
         o  RAHX; and
         o  RAHXWARE.

         As more names are created for the RAHX and its subsystems, RRUN will continue to obtain trademarks for their protection.

                                 Market Research

P2P Industry

         Peer-to-peer (P2P) computing facilitates direct person-to-person communication, information, and file sharing from one PC to another. P2P distributes processing power, file storage, and network traffic to the edges of the net, thus allowing individual computer users to exchange video, music and text files without the involvement of a centralized source or server.

         P2P computing differs from the traditional server based system by:

         o Enabling users to retain control and privacy over their information compared with posting personal data to a central server
         o Eliminating multiple database support compared with a single "hub" of information on your PC
         o Enabling live file and information viewing compared with a more static environment

         o Reducing data transfer times and facilitating a richer, more personal communications experience

         Before P2P media services emerged, Internet users located music over the web in two ways: (1) spending countless hours searching millions of websites for specific music recordings, or (2) visit MP3 music sites like MP3.com and Emusic.com where they were given access to a limited amount of music and were required to pay for it. As a result, consumers were not able to find the specific music they were searching for in a cost-effective manner. Napster was the first P2P media service to enter the market and provide users with a convenient method of locating music. Users were now able to type a music title in a search field and any computer that contained the search item throughout the network was displayed.

         Most of the P2P media services have not generated any form of revenue. The tendency of these companies is to release the software, build a user base then hope to leverage that customer group to generate advertising revenue. Since the inception of P2P technology, no universally accepted revenue model has emerged from any of the current P2P media services such as Napster, Gnutella, and iMesh.

         Although there is no current research available regarding the potential size of the P2P market, RRUN believes that a large market exists for its product. Its expectations stem from the fact that music is only the first of many digital file types that will be transferred between computers over the Internet. For example, consumers are already able to trade movies in the controversial Div-X format. Just like MP3s changed the music industry, Div-X is doing the same for the movie industry. Div-X movies are DVD quality and can be copied from a PC hard drive to a regular CD. The CD is then played in a standard DVD player. Other digital files currently being exchanged over P2P media services are e-books, text documents, photo images, and software programs. As a result, RRUN believes that the consumer demand for these P2P media services can only continue to expand, resulting in potentially greater revenue streams for companies that possess a sustainable business model.

Recent News and Changes

         Since RRUN's inception, several actions have taken place that can effect how the industry and financial markets view RRUN and its RAHX project. First, BMG and Napster have decided to form an alliance. This is significant in that BMG is one of the major record labels that are suing Napster. BMG has shown the entire media industry that P2P technologies are viable and potentially lucrative innovations that must be embraced rather than halted. Furthermore, this alliance has opened up new opportunities as other P2P media services will attempt to form separate partnerships with each of the record labels.

         Second, Scour Exchange, another P2P media service recently declared bankruptcy. Scour was forced to do so because the financial community did not view investing in a company without a revenue model as a wise choice. This recent news gives further validity to RAHX as RRUN believes that it has developed a feasible P2P model that can generate revenue.

         Third, Intel has recently made a strategic business move to fund P2P companies through their Intel Capital division. At the same time Intel has created a P2P working group among 17 companies, including IBM and Hewlett Packard. This move signifies the importance of P2P and media services like RAHX, and how these systems have the potential to expand the scope of the Internet.

                                   Competition

Competitors

         Currently there are over 25 music P2P services on the Internet, and seven have emerged as the major participants due to their claims of large consumer user bases (Napster, Gnutella, Hotline, Cute MX, iMesh, AudioGalaxy, and Spin Frenzy). Because these companies were the first group to offer P2P media services, and because they charge no user fees, they claim they have been able to quickly amass large user bases. Therefore these companies have gained an initial head start over RAHX.

         However, the recent bankruptcy filing by Scour and the alliance between BMG and Napster prove that these companies cannot continue offering copyrighted material for free. Napster has proposed implementing a subscription model; and when such financial system is placed in the next six months, a percentage of Napster's user base will look for an alternative to paying flat monthly fees. RRUN believes that RAHX, which may charge for downloads but is designed to offer superior quality and advanced features, will emerge as the best alternative.

         Currently, all of the competitors to RAHX fail to offer security to their users through the use of technology features like firewalls. In a P2P network, where all users are directly connected to one another, security becomes a major issue as the system allows hackers easy access into the computers of users.

RRUN's Competitive Advantages

         Through the RAHX technology, RRUN aims to differentiate itself from competitors and penetrate the market quickly through a number of competitive advantages it believes it possesses.

         First, RAHX intends to implement a revenue stream that is expected to satisfy the needs of all stakeholders, mainly music owners and consumers. As stated, none of the RAHX competitors currently employ any revenue system. With a viable revenue model, RAHX is designed to avoid infringing upon any copyright.

         Second, RAHX is developed to give consumers added security through a built-in firewall and virus scan component. As stated, no other competitor offers any security device for their users. As competitors begin to implement some type of revenue system over the next 12 months, users are expected to shy away from paying for a system that does not protect their hard-drives.

         Third, RRUN expects RAHX to maintain quality standards to ensure consumers receive a level of quality assurance regarding the music recording(s) they have purchased. On the current P2P media services, there are no quality ratings to ensure users receive the correct music recording(s). Users take a chance each time they download, and are often disappointed that by the end of their download (which can take anywhere from thirty seconds to one hour) they have received a song with very poor sound quality.

         Fourth, RAHX is designed to account for every downloaded music recording, ensuring the owners receive credit. Currently no other competitor can properly track whom the music file belongs to through their P2P network.

                                 Marketing Plan

Key Objectives

         RRUN's marketing strategy will be a key factor in achieving success in its overall strategic plan. Effective execution of the marketing strategy will help it realize the following objectives:

         1. Develop a RAHX.net brand awareness;

         2. Build a strong RAHX customer base;

         3. Develop RAHX awareness in the file exchange industry; and

         4. Complete licensing agreements with P2P media services.

Distribution Strategy

         The objectives of the distribution strategy are:

         1) To most efficiently execute a rapid and widespread deployment of:

            o The RAHX digital file exchange executable software for consumers
            o  The RAHX platform for licensees

         2) To produce and launch the RAHX.com and RAHX.net websites to serve as the distribution location for the RAHXWARE software product

         3) To achieve a significant distribution reach through RAHX licensee customers that would integrate the RAHX plug-in with their browser, and distribute RAHX to their users through system wide dynamic upgrades

Promotion Strategy

         The objective of the promotion strategy is to effectively invest promotion and advertising dollars in order to attain a critical mass of RAHX users and RAHX enabled licensees. Within the first year RRUN expects to:

         o  Develop RAHX brand awareness
         o  Build a base of 500,000 RAHX users
         o Develop relationships with digital music companies and P2P media services
         o Develop relationships with leading companies in the content industries (i.e., music, movies, publishing, etc.)

The details of the promotion strategy are as follows:

1)       Direct Sales

         RRUN intends to build a RAHX sales team that will research, develop, and maintain relationships with potential and established P2P media services. This team is expected to serve as liaisons with licensee customers and constantly be on the front lines searching out new customers at tradeshows, conventions, etc.

2)       Internet Marketing

         RRUN seeks to develop a marketing program that will research, develop and implement an online marketing strategy to create RAHX.com and RAHX software brand awareness and get the RAHX message to consumers and potential licensee customers. This will include search engine positioning, affiliate programs, online news releases, direct mailing lists, newsgroup monitoring, newsletter distribution, and other innovative web marketing tools still in development.

3)       Trade Shows

         Attendance at industry trade shows can provide RAHX with an excellent cost effective opportunity to source potential partners, competition, and other product development opportunities. The RAHX sales team would attend trade shows that focus on the digital entertainment industry.

4)       Promotions

         o Promotional teams - RAHX aims to develop brand awareness in the minds of its target consumer market and increase the RAHX user base through street-level marketing tactics. The RAHX Promo Teams will visit local hot spots frequented by the target consumers, such as universities, nightclubs, sporting events, etc.
         o Sponsorships - RAHX plans to sponsor entertainment, sporting, music and other events in each American market that target a typical RAHX consumer. This effort can provide an excellent opportunity to develop RAHX brand awareness and association of the RAHX brand with the lifestyle of the target consumer.

5)       Advertising

         RAHX plans to implement an extensive advertising campaign in each local market to create RAHX brand awareness and increase RAHX membership. The advertising campaign will be done through print, radio, and the Internet. Each of these mediums will be targeted towards the consumer market.

6)       Publicity

         RAHX seeks to generate publicity through news releases, cutting edge publicity campaigns and, charity events. These marketing initiatives will strive to spread the RAHX name in each local market and tie RAHX in with the local community.

7)       Pricing Strategy

         RAHX will be offered to consumers and licensees for free through the RAHX websites. However, as stated, consumers who download music recordings through RAHXWARE are charged a RAHX suggested $0.50 per music recording. RAHX and the content owners will set the actual price. Other music sites rates per music recording are: $0.99 (Emusic.com) and $1.49 (Liquid Audio). At $0.50 per track, RRUN believes that RAHX can effectively penetrate the market and build a sustainable business.

                                   Operations

Facilities

         RRUN operates out of a leased 3600 sq. ft office/production premises in Vancouver, British Columbia in a Class B commercial building. RRUN has an option to secure additional space in the building. RRUN is likely to exceed current facilities after one year when it will either move to larger premises, or move some departments to another property.

         Operating out of Vancouver, BC allows RRUN access to a highly talented labor pool at a much lower cost than it would outside of Canada.

         RRUN intends to open two business development offices in New York and Los Angeles. These offices are necessary to remain in close proximity to the major media companies. In doing so, RRUN can develop the numerous business relationships necessary for success.

Equipment

Within the first four to six months RRUN intends to invest $1,000,000 in equipment to be used in developing products, the RAHX backend technology, and corporate file servers. In months seven to twelve, RRUN expects to invest an additional $600,000.

Labor

         RRUN intends to employ 22 people within the first three months and plans to grow to 50 within a year. The Company plans to use a number of resources in locating and recruiting talent.

         Annual salaries for staff and executives will range through four levels: $36,000, $60,000, $100,000 and $150,000.

         RRUN also has a stock option plan. 460,000 options have been issued to officers and employees under the plan.

                             PRINCIPAL SHAREHOLDERS

         The table below lists as of the date of this Prospectus, the beneficial ownership of our voting securities by each person known by us to be the beneficial owner of more than 5% of our securities, as well as the securities beneficially owned by all our directors and officers. The table indicates the number and percentage of shares held before and after the proposed acquisition. Unless specifically indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

                                Shares Beneficially            Shares to be
Directors, Officers and 5%            Owned                  Beneficially Owned
     Stockholders               Prior to Acquisition          After Acquisition
---------------------------     --------------------       ---------------------

                                   Number       Percent      Number      Percent
                                   ------       -------      ------      -------

550605 B.C. Ltd.                      0            0        140,700(1)      8.2%
4th Floor, 62 W. 8th Avenue
Vancouver, B.C. V5Y 1M7

Ray A. Hawkins                        0            0        162,489(2)      9.5%
71-1075 Granville Street
Vancouver, B.C.  V6Z 1L4

Pavel Bains                           0            0        131,500(2)      7.7%
9351 Granville Street
Richmond, B.C.  V6Y 1P9

Edwin Kwong                           0            0        119,000(2)      6.9%
986 W. 37th Avenue
Vancouver, B.C.  V5Z 2L5

Saya Kyvrikosaios                     0            0        119,000(2)      6.9%
#306 - 1139 West Broadway
Vancouver, B.C. V6H 1G1


Christine Cerisse                  152,000       30.4%           0           0%
Suite 104, 1456 St. Paul St.
Kelowna, British Columbia
Canada V1Y 2E6

Bob Hemmerling                     152,000       30.4%           0           0%
Suite 104, 1456 St. Paul St.
Kelowna, British Columbia
Canada VIY 2E6

All United Management              304,000       60.8%           0           0%
directors
and officers as a group
(2 persons)

All RRUN directors and
officers as a group                                         400,489(3)     23.3%
(3 persons)

(1) Ray A. Hawkins owns 74% of 550605 B.C. Ltd.
(2) Includes 100,000 shares issuable upon the exercise of options.
(3) Includes 300,000 shares issuable upon the exercise of options.

         All the stock shown above are common stock. The balance of our outstanding Common stock are held by 8 persons.

                                   MANAGEMENT

         RRUN's directors and officers are as follows:

Name                         Age           Position
----                         ---           --------

Ray Hawkins                  31            Director, President and CEO

Edwin Kwong                  29            Director, COO

Saya Kyvrikosaios            32            Director, VP Product and Technology
                                           Development

         Ray Hawkins - Director, President & CEO. As the President & CEO, Mr. Hawkins duties include the forging of business development, securing of partnerships, and overseeing product development, and marketing campaigns.

         Mr. Hawkins is a serial entrepreneur with over a decade of experience in the fields of media, entertainment, and marketing. From 1990-1995, Mr. Hawkins operated his own music artist management firm, RAH Talent. During that time Mr. Hawkins also acted as the CEO of Empire Communications, a record label that produced a number of cutting edge music artists. From 1993-1997 Mr. Hawkins acted as a music consultant, procuring cutting edge music for movie and television production houses such as Paramount Pictures and video game companies such as Electronic Arts. From 1996-1999 Mr. Hawkins was the founder, President, and CEO of TAXI Communications Network Inc., a leading edge media and marketing firm that produced a popular local culture magazine, TAXI Vancouver, and developed urban based marketing campaigns for companies such as Labatt Breweries, Universal Music, Virgin Megastore and Molson Canada.

         Edwin Kwong - Director, COO. Mr. Kwong uses his background in finance and project management to oversee the day-to-day operations of RRUN.

         Mr. Kwong has over 5 years of international management consulting experience in Project Management and Finance in Canada and Asia. In 1993 Mr. Kwong received a Bachelor of Commerce in Finance from the University of British Columbia. In 1996 Mr. Kwong received a Graduate Diploma in Asian Pacific Management. From 1994-1996 Mr. Kwong worked as Investment Advisor Assistant for Great Pacific Management in Vancouver. From 1996 to 1997 Mr. Kwong acted as a consultant in Hong Kong for Manulife International Ltd. and Ernst and Young Management Consulting. From 1997-1998 Mr. Kwong was a Project Executive for Hopewell Holdings in Hong Kong and Indonesia. In 1998 Mr. Kwong completed his Level 1 examination in the Chartered Financial Analyst program. From 1999-2000 Mr. Kwong was the Senior Business Specialist for Intria Items Inc., a financial technology solutions division of Canadian Imperial Bank of Commerce.

         Saya Kyvrikosaios - Director, VP Product and Technology Development. Mr. Kyvrikosaios is a well-diversified management and technology professional and uses his skills and experience to lead the product and technology development for RRUN.

         From 1991-1995 Mr. Kyvrikosaios acted as the Branch Manager and Implementation Consultant for Laurentian Bank. From 1995-1998 Mr. Kyvrikosaios was the Project Manager and Technology Implementation Consultant for Credit Union Enterprise Datawest Ltd. From 1998-2000

Mr. Kyvrikosaios acted as the Project Leader of Western Canada for INTRIA Items Inc., a subsidiary of the Canadian Imperial Bank of Commerce. In 1999 Mr. Kyvrikosaios received his Bachelor's degree in Business Administration from Simon Fraser University.

         The above listed officers and directors will serve until the next annual meeting of the shareholders or until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified. Vacancies in the existing Board of Director are filled by majority vote of the remaining Directors. The officers serve at the will of the Board of Directors. There are no family relationships between any executive officer and director.

Conflicts of Interest

         Members of our management are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of the Company. Because the officers and directors are engaged in other business activities, management anticipates it will devote only a minor amount of time to our affairs.

         Our officers and directors are now and may in the future become shareholders, officers or directors of other companies that may be formed for the purpose of engaging in business activities similar to those conducted by us. Accordingly, additional direct conflicts of interest may arise in the future with respect to individuals acting on our behalf or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities that come to the attention of these individuals in the performance of their duties. We do not currently have a right of first refusal pertaining to opportunities that come to management's attention where the opportunity may relate to our proposed business operations.

         The officers and directors are, so long as they remain officers or directors, subject to the restriction that all opportunities contemplated by our plan of operation that come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the other companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies that the officers and directors are affiliated with both desire to take advantage of an opportunity, then those officers and directors would abstain from negotiating and voting upon the opportunity. However, all directors may still individually take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy with respect to those transactions.

                             EXECUTIVE COMPENSATION

         RRUN's officers have agreed to act without cash compensation until authorized by the Board of Directors. They have accepted and executed stock options agreements in lieu of current cash compensation.

         The Company will execute management compensation agreements with the current officers executives within 60 days of the consummation of the merger with United Management, Inc. None of the directors are accruing any compensation pursuant to any agreement with RRUN.


                                SUMMARY COMPENSATION TABLE

                                        Annual Compensation                Long Term Compensation
                                        -------------------                ----------------------
Name                       Title             Salary           Options          Exercise Price         Expiration Date
----                       -----             ------           -------------------------------------------------------
Ray Hawkins                CEO                 $0              100,000           $.10                  12/1/03
Edwin Kwong                COO                 $0              100,000           $.10                  12/1/03
Saya Kyvrikosaios          VP                  $0              100,000           $.10                  12/1/03


         No retirement, pension or insurance programs or other similar programs have been adopted by RRUN for the benefit of its employees.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In November 2000, RRUN issued 4,200,000 shares at an ascribed value of $209,315 to founding shareholders, and to a company controlled by certain founding shareholders, in connection with the acquisition of its technology asset.

         As of December 8, 2000, RRUN Ventures, Inc. owed a total of $29,861.59 to RRUN Ventures, Inc.'s President and CEO, Ray Hawkins. There is no loan agreement in place for funds forwarded to RRUN Ventures, Inc. This debt is interest free and has no specific terms of repayment.

         In November 2000, RRUN purchased 159 shares of common stock of Kaph Data Engineering Inc. ("Kaph") in exchange for 400,000 shares of its common stock. The purchase represents 15% of the outstanding shares of Kaph.

                                LEGAL PROCEEDINGS

         There is no litigation pending or threatened by or against us.

                           MARKET FOR OUR COMMON STOCK

         There is no trading market for our common stock at present and there has been no trading market to date. Management has not undertaken any discussions with any prospective market maker concerning the participation in the aftermarket for our securities and management does not intend to initiate any discussions until we have consummated a merger or acquisition. We cannot guarantee that a trading market will ever develop or if a market does develop, that it will continue.

Market Price

         Our common stock is not quoted at the present time. The Securities and Exchange Commission has adopted a Rule that established the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         Management intends to strongly consider undertaking a transaction with any merger or acquisition candidate that will allow our securities to be traded without the aforesaid limitations. However, we cannot predict whether, upon a successful merger or acquisition, we will qualify our securities for listing on Nasdaq or some other national exchange, or be able to maintain the maintenance criteria necessary to insure continued listing. Failure to qualify our securities or to meet the relevant maintenance criteria after qualification in the future may result in the discontinuance of the inclusion of our securities on a national exchange. However, trading, if any, in our securities may then continue in the non-Nasdaq over-the-counter market. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities.

Escrow

         The common stock under this offering will remain in escrow until our closing of a business combination with RRUN under the requirements of Rule 419. There are currently ten holders of our outstanding common stock. The outstanding common stock was sold in reliance upon an exemption from registration contained in Section 4(2) of the Securities Act. None of our officers, directors, current shareholders or any of their affiliates or associates purchased any of the shares in this offering.

Penny Stock Regulation

         For transactions covered by Rule 15g-9 under the `34 Act, a broker-dealer must furnish to all investors in penny stocks, a risk disclosure document required by the rule, make a special suitability determination of the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. In order to approve a person's account for transactions in penny stock, the broker or dealer must (1) obtain information concerning the person's financial situation, investment experience and investment objectives;
(2) reasonably determine, based on the information required by paragraph (i) that transactions in penny stock are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the rights of transactions in penny stock; and (3) deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination required by paragraph (ii) in this section, stating in a highlighted format that it is unlawful for the broker or dealer to effect a transaction in a designated security subject to the provisions of paragraph (ii) of this section unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person; and stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience and investment objectives and obtain from the person a manually signed and dated copy of the written statement.

         A penny stock means any equity security other than a security (i) registered, or approved for registration upon notice of issuance on a national securities exchange that makes transaction reports available pursuant to 17 CFR 11Aa3-1 (ii) authorized or approved for authorization upon notice of issuance, for quotation on the Nasdaq NMS ; (iii) that has a price of five dollars or more or (iv) whose issuer has net tangible assets in excess of $2,000,000 demonstrated by financial statements dated less than fifteen months previously that the broker or dealer has reviewed and has a reasonable basis to believe are true and complete in relation to the date of the transaction with the person. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities.

Dividends

         We have not paid any dividends to date, and have no plans to do so in the immediate future.

Transfer Agent

         We do not have a transfer agent at this time.

                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 100,000,000 shares, of common stock, par value $.0001 per share. There are 500,000 shares of common stock issued and outstanding, as of the date of this filing.

Common Stock

         All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of common stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully paid and nonassessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of common stock represented at any meeting where a quorum is present will be able to elect the entire Board of Directors if they so choose. In that event, the holders of the remaining shares of common stock will not be able to elect any directors. In the event of liquidation, each shareholder is entitled to receive a proportionate share of our assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of our common stock issued and outstanding are fully paid and nonassessable. Holders of stock are entitled to share pro rata in dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of funds legally available therefor.

         There are no outstanding options or warrants to purchase, or securities convertible into, our common equity. The 500,000 shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act.

                        SHARES ELIGIBLE FOR FUTURE RESALE

         There has been no public market for our common stock and we cannot assure you that a significant public market for our common stock will be developed or be sustained after this offering. Sales of substantial amounts of common stock in the public market after this offering, or the possibility of substantial sales occurring, could adversely affect prevailing market prices for the common stock or our future ability to raise capital through an offering of equity securities.

         Upon completion of this offering, we will have 788,420 shares outstanding. The 288,420 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act unless purchased by "affiliates" of United Management, Inc., as that term is defined in

Rule 144 under the Securities Act described below. The 500,000 shares currently outstanding will be returned to us for cancellation upon consummation of the merger.

                      WHERE CAN YOU FIND MORE INFORMATION?

         We are a reporting company, and are subject to the reporting requirements of the Exchange Act. We voluntarily filed a Form 10-SB on September 3, 1999. We have filed a registration statement with the SEC on form SB-2 to register the offer and sale of the shares. This prospectus is part of that registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For further information about us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits and schedules at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

         You can also call or write us at any time with any questions you may have. We'd be pleased to speak with you about any aspect of our business and this offering.

                             REPORTS TO STOCKHOLDERS

         We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year. RRUN's fiscal year ends on December 31st.

                                  LEGAL MATTERS

         The validity of the shares offered under this prospectus is being passed upon for us by Evers & Hendrickson LLP of San Francisco, California.

                                     EXPERTS

         Our financial statements as of the period ended June 30, 2000, and included in this prospectus and in the registration statement, have been so included in reliance upon the reports of Cordovano & Harvey, P.C., independent certified public accountants, included in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

         RRUN's financial statements as of the period ended November 15, 2000, and included in this prospectus and in the registration statement, have been so included in reliance upon the reports of Morgan & Company, chartered accountants, independent accountants, included in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Article XII of the Articles of Incorporation and Article VI of our Bylaws, as amended, set forth certain indemnification rights. Our Bylaws provide that we will possess and may exercise all powers of indemnification of officers, directors, employees, agents and other persons and all incidental powers and authority. Our Board of Directors is authorized and empowered to exercise all of our powers of indemnification, without shareholder action. Our assets could be used or attached to satisfy any liabilities subject to indemnification. See
Exhibit 3.1 hereto.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

         The Nevada Revised Statutes, as amended, authorize us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceedings, whether civil, criminal, administrative or investigative, to which the person is a party by reason of being a director or officer if it is determined that the person acted in accordance with the applicable standard of conduct set forth in the statutory provisions. Our Articles of Incorporation provides for the indemnification of directors and officers to the full extent permitted by Nevada law.

         We may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for situations where we could not provide indemnification.

         Although indemnification for liabilities arising under the `33 Act may be permitted to officers, directors or persons controlling us under Nevada law, we have been informed that in the opinion of the U.S. Securities and Exchange Commission, this form of indemnification is against public policy as expressed in the `33 Act, and is therefore unenforceable.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         In January, 2000, we appointed Cordovano & Harvey, P.C. to replace Kish, Leake & Associates, P.C. as our principal accountants. The report of Kish, Leake & Associates, P.C. on our financial statements did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. We had no disagreements with them on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. We did not consult with Cordovano & Harvey, P.C. on any accounting or financial reporting matters in the periods prior to their appointment. The change in accountants was approved by the Board of Directors. We filed a Form 8-K with the Commission (File No. 000-27233) on January 24, 2000.

                              FINANCIAL STATEMENTS

                             UNITED MANAGEMENT, INC.

         The following financial statements are attached to this report and filed as a part of this Registration Statement.

Table of Contents - June 30, 2000 Financial Statements.......................F-1
Independent Auditor's Report...............................................F-2-3
Balance Sheet as of June 30, 2000............................................F-4
Statement of Operations as of June 30, 2000..................................F-5
Statement of Cash Flows as of June 30, 2000..................................F-6
Statement of Shareholders' Equity as of June 30,2000.........................F-7
Notes to Financial Statements as of June 30, 2000............................F-8
Balance Sheet as of September 30, 2000......................................F-14
Statement of Operations and Deficit as of September 30, 2000................F-15
Statement of Cash Flows as of September 30, 2000............................F-16
Statement of Shareholders' Equity as of September 30, 2000..................F-17
Notes to Financial Statements as of September 30, 2000......................F-18


                              FINANCIAL STATEMENTS

                               RRUN VENTURES, INC.

         The following financial statements are attached to this report and filed as a part of this Registration Statement.

Independent Auditor's Report................................................F-20
Consolidated Balance Sheet as of November 15, 2000..........................F-21
Consolidated Statement of Operations as of November 15, 2000................F-22
Consolidated Statement of Cash Flows as of November 15, 2000................F-23
Consolidated Statement of Stockholders' Equity as of November 15,2000.......F-24
Notes to Consolidated Financial Statements as of November 15, 2000..........F-25


                       UNAUDITED PRO FORMA FINANCIAL DATA

Introduction to Pro Forma Consolidated Financial Statements.................F-28
Pro Forma Consolidated Balance Sheet........................................F-29
Pro Forma Consolidated Statement of Operations as of June 30, 2000..........F-30
Pro Forma Consolidated Statement of Operations as of November 15, 2000......F-31
Notes to Pro Forma Consolidated Financial Statements........................F-32

                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                          Index to Financial Statements

                                                                            Page

Independent auditors' reports................................................F-2

Balance sheet at June 30, 2000...............................................F-4

Statements of operations for the years ended
     June 30, 2000 and 1999 and for the period from
     January 30, 1997 (inception) through June 30, 2000(unaudited)...........F-5

Statements of cash flows for the years ended
     June 30, 2000 and 1999 and for the period from
     January 30, 1997 (inception) through June 30, 2000 (unaudited)..........F-6

     Statement of shareholders' equity (deficit), from January 30, 1997
     (inception) through June 30, 2000.......................................F-7

Notes to financial statements................................................F-8

To the Board of Directors and Shareholders
United Management, Inc.

                          Independent Auditors' Report

We have audited the balance sheet of United Management, Inc. (a development stage company) as of June 30, 2000 and the related statements of operations, shareholders' equity and cash flows for the year ended June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Management, Inc. as of June 30, 2000, and the related statements of operations and cash flows for the year ended June 30, 2000 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has a substantial dependence on the success of its development stage activities, significant losses since inception, lack of liquidity, and a working capital deficiency at June 30, 2000. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are also described in Note
A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Cordovano and Harvey, P.C
Denver, Colorado
July 17, 2000

                          Independent Auditors' Report

We have audited the accompanying balance sheet of United Management, Inc. (a development stage company) as of June 30, 1999 (not separately included herein) and the related statements of income, shareholders' deficit, and cash flows for the fiscal year ended June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Management, Inc. at June 30, 1999, and the results of its operations and cash flows for the fiscal year ended June 30, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 (not separately included herein), the Company is in the development stage and has no operations as of June 30, 1999. The deficiency in working capital as of June 30, 1999 raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are described in Note 5 (not separately included herein). The financial statements do not include any adjustments that might result from the outcome of these uncertainties.




Kish, Leake, and Associates, P.C.
Certified Public Accountants
Englewood, Colorado
August 24, 1999

                         UNITED MANAGEMENT, INC.
                      (A Development Stage Company)

                              BALANCE SHEET


                                 June 30, 2000

                                  ASSETS

                                               TOTAL ASSETS         $       -
                                                                  ===========
                 LIABILITIES AND SHAREHOLDERS' (DEFICIT)

LIABILITIES
   Accounts payable and accrued liagilities.......................  $   3,235
                                                                  -----------
                                                TOTAL LIABILITIES       3,235
                                                                  -----------

SHAREHOLDERS'  (DEFICIT)
   Common stock, $.0001 par value, 100,000,000 shares
     authorized, 500,000 shares issued and outstanding............         50
   Additional paid-in capital.....................................     15,670
   Deficit accumulated during the development stage...............    (18,955)
                                                                  -----------
                                    TOTAL SHAREHOLDERS' (DEFICIT)      (3,235)
                                                                  -----------
                                                                    $       -
                                                                  ===========


                 See accompanying notes to financial statements
                                      F-4

                                                UNITED MANAGEMENT, INC.
                                             (A Development Stage Company)

                                                STATEMENTS OF OPERATIONS
                                                                                                    January 29, 1997
                                                                                                      (inception)
                                                                          Year Ended                    Through
                                                              June 30,            June 30,              June 30,
                                                                2000                1999                 2000
                                                            --------------     --------------        --------------
                                                                                                       (unaudited)
COSTS AND EXPENSES
     Legal fees........................................          $   8,421          $       -             $   8,421
     Accounting fees...................................              2,233              1,623                 3,856
     Licenses and fees.................................                253                350                   603
     Printing costs....................................              6,025                  -                 6,025
     Stock-based compensation for
         organizational costs (Note B).................                  -                  -                    50
                                                            --------------     --------------        --------------
                                   LOSS FROM OPERATIONS            (16,932)            (1,973)               (18,955)
                                                            --------------     --------------        --------------

INCOME TAX BENEFIT (EXPENSE) (NOTE C)
     Current tax benefit...............................              3,223               .376                 3,609
     Deferred tax expense..............................             (3,223)             .(376)               (3,609)
                                                            --------------     --------------        --------------

                                               NET LOSS          $ (16,932)          $ (1,973)            $ (18,955)
                                                            ==============     ==============        ==============

     BASIC AND DILUTED
        LOSS PER COMMON SHARE..........................          $   ($.03)              *                $   (0.04)
                                                            ==============     ==============        ==============

     BASIC AND DILUTED WEIGHTED AVERAGE
        COMMON SHARES OUTSTANDING......................            500,000            500,000               500,000
                                                            ==============     ==============        ==============


     *  Less than .01 per share


                     See accompanying notes to financial statements

                                              UNITED MANAGEMENT, INC.
                                          (A Development Stage Company)

                                              STATEMENTS OF CASH FLOWS

                                                                                                       January 29, 1997
                                                                                                         (inception)
                                                                                Year Ended                Through
                                                                    June 30,               June 30,       June 30,
                                                                      2000                   1999           2000
                                                                                                         (unaudited)
                                                                   ---------              ---------    ------------------
OPERATING ACTIVITIES
         Net loss..................................................$ (16,932)              $ (1,973)     $        (18,955)

         Non-cash transactions:
            Stock-based compensation for
                organizational costs (Note B)......................        -                      -                    50
         Third party expenses paid by affiliate on
           behalf of the company, recorded as
           additional-paid-in capital..............................   15,670                      -                15,670
         Changes in operating assets and liabilities:
            Accounts payable and accrued liabilities...............    1,262                  1,973                 3,235
                                                                   ---------              ---------    ------------------

                                      NET CASH (USED IN)
                                    OPERATING ACTIVITIES           $       -               $      -      $              -
                                                                   ---------              ---------    ------------------

                                    NET CASH PROVIDED BY
                                    FINANCING ACTIVITIES                   -                      -                     -
                                                                   ---------              ---------    ------------------

                                     NET CHANGE IN CASH                    -                      -                     -
         Cash, beginning of period.................................        -                      -                     -
                                                                   ---------              ---------    ------------------
                                    CASH, END OF PERIOD            $       -               $      -      $              -
                                                                   =========              =========    ==================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
              Interest.............................................$       -               $      -      $              -
                                                                   =========              =========    ==================
              Income taxes.........................................$       -               $      -      $              -
                                                                   =========              =========    ==================


Non-cash financing activities:
               500,000 shares common stock
                  issued for services..............................$       -               $      -      $             50
                                                                   =========              =========    ==================


                 See accompanying notes to financial statements
                                      F-6


                                                UNITED MANAGEMENT, INC.
                                            (A Development Stage Company)

                                      STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)

                                  January 29, 1997 (inception) through June 30, 2000
                                                                                                             Deficit
                                                                                                            Accumulated
                                                                                               Additional      During
                                                    Preferred Stock           Common Stock       Paid-In     Development
                                                 Shares      Amount     Shares        Amount     Capital        Stage        Total
                                                --------    --------   --------     --------   ----------   -------------  --------
Beginning balance, January 29, 1997..........         -     $      -          -     $     -    $      -       $       -    $     -

Common stock issued in exchange
    for organization costs...................         -            -    500,000          50           -               -         50

Net loss for the period ended March 31, 1997.         -            -          -           -           -             (50)       (50)
                                                --------    --------   --------     --------   ----------   -------------  --------
                 BALANCE, JUNE 30, 1997               -            -    500,000          50           -             (50)         -

Net loss for year ended June 30, 1998........         -            -          -           -           -               -          -
                                                --------    --------   --------     --------   ----------   -------------  --------
                 BALANCE, JUNE 30, 1998               -            -    500,000          50           -             (50)         -

Net loss for year ended June 30, 1999........         -            -          -           -           -          (1,973)    (1,973)
                                                --------    --------   --------     --------   ----------   -------------  --------
                 BALANCE, JUNE 30, 1999               -            -    500,000          50           -          (2,023)    (1,973)

Third party expenses paid by an affiliate
    on behalf of the Company.................         -            -          -           -      15,670               -     15,670
Net loss for year ended June 30, 2000........         -            -          -           -     (16,932)        (16,932)
                                                --------    --------   --------     --------   ----------   -------------  --------
                 BALANCE, JUNE 30, 2000               -     $      -    500,000     $    50    $ 15,670       $ (18,955)   $(3,235)
                                                ========    ========   ========     ========   ==========   =============  ========


                See accompanying notes to financial statements.

                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements


Note A:  Organization and summary of significant accounting policies

Organization
------------
United Management, Inc. (the "Company") was incorporated under the laws of Nevada on January 29, 1997 to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company is a development stage enterprise in accordance with Statement of Financial Accounting Standard (SFAS) No. 7.

The Company has been in the development stage since inception and has no operations to date.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company is a development stage company with no revenue as of June 30, 2000 and has incurred losses of $(16,932), $(1,973) and $(18,955)
for the years ended June 30, 2000 and 1999 and for the period January 29, 1997 (inception) through June 30, 2000, respectively. The Company has no operating history or revenue, no assets, and continuing losses which the Company expects will continue for the foreseeable future. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time. An affiliate of the Company plans to continue advancing funds on an as needed basis and in the longer term, revenues from the operations of a merger candidate, if found. The Company's continuation as a going concern is dependent upon continuing capital advances from an affiliate and commencing operations or locating and consummating a business combination with an operating company. There is no assurance that the affiliate will continue to provide capital to the Company or that the Company can commence operations or identify such a target company and consummate such a business combination. These factors, among others, raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Summary of significant accounting policies
------------------------------------------

Cash equivalents
----------------
The Company's financial instruments consist of accounts payable and accrued liabilities. For financial accounting purposes and the statement of cash flows, cash equivalents include all highly liquid debt instruments purchased with an original maturity of three months or less.

                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements


Note A:  Organization and summary of significant accounting policies, continued

Use of estimates
----------------
The preparation of the financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities; disclosure of contingent assets and liabilities at the date of the financial statements; and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Income Taxes
------------
The Company reports income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes", which requires the liability method in accounting for income taxes. Deferred tax assets and liabilities arise from the difference between the tax basis of an asset or liability and its reported amount on the financial statements. Deferred tax amounts are determined by using the tax rates expected to be in effect when the taxes will actually be paid or refunds received, as provided under currently enacted law. Valuation allowances are established when necessary to reduce the deferred tax assets to the amounts expected to be realized. Income tax expense or benefit is the tax payable or refundable, respectively, for the period plus or minus the change during the period in the deferred tax assets and liabilities.

Loss per common share
---------------------
The Company has adopted Statement of Financial Accounting Standards No. 128 ("SFAS 128") which requires the disclosure of basic and diluted earnings per share. Basic earnings per share is calculated using income available to common shareowners divided by the weighted average of common shares outstanding during the year. Diluted earnings per share is similar to basic earnings per share except that the weighted average of common shares outstanding is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares, such as options, had been issued. The Company has a simple capital structure and no outstanding options at June 30, 2000. Therefore, dilutive earnings per share are not applicable and accordingly have not been presented

Fiscal year
-----------
The Company operates on a fiscal year ending on June 30.

                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements


Note A: Organization and summary of significant accounting policies, continued

Stock based compensation
------------------------
SFAS No. 123, "Accounting for Stock-Based Compensation" was issued in October 1995. This accounting standard permits the use of either a fair value based method or the method defined in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") to account for stock-based compensation arrangements. Companies that elect to use the method provided in APB 25 are required to disclose pro forma net income and earnings per share that would have resulted from the use of the fair value based method. The Company has elected to continue to determine the value of stock-based compensation arrangements under the provisions of APB 25. For stock issued to officers the fair value approximates the intrinsic value. Therefore, no pro forma disclosures are presented.

Fair value of financial instruments
-----------------------------------
SFAS 107, "Disclosure About Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments. The Company has determined, based in available market information and appropriate valuation methodologies, the fair value of its financial instruments approximates carrying value. The carrying amounts of cash, accounts payable, and other accrued liabilities approximate fair value due to the short-term maturity of the instruments.

Recently issued accounting pronouncements
-----------------------------------------
The Company has adopted the following new accounting pronouncements for the year ended June 30, 2000. There was no effect on the financial statements presented from the adoption of the new pronouncements.

Statement of Financial Accounting Standard ("SFAS") No. 130, "Reporting Comprehensive Income," requires the reporting and display of total comprehensive income and its components in a full set of general-purpose financial statements.

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," is based on the "management" approach for reporting segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosure about the Company's products, the geographic areas in which it earns revenue and holds long-lived assets, and its major customers.

SFAS No. 132, "Employers' Disclosures about Pensions and Other Post-retirement Benefits," which requires additional disclosures about pension and other post-retirement benefit plans, but does not change the measurement or recognition of those plans.

                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

Note A:  Organization and summary of significant accounting policies, concluded

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. This statement is not expected to affect the Company as the Company currently does not have any derivative instruments or hedging activities.

In June 1999, the FASB issued SFAS No. 137, which amended the implementation date for SFAS No. 133 to be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000.

Statement of Position ("SOP") 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." This SOP requires that entities capitalize certain internal-use software costs once certain criteria are met.

SOP 98-5, "Reporting on the Costs of Start-Up Activities." Sop 98-5 provides, among other things, guidance on the reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred.

The Company will continue to review these new accounting pronouncements over time to determine if any additional disclosures are necessary based on evolving circumstances.

Note B:  Related party transactions

The Company maintains a mailing address at an affiliate's address. This address is Suite 106, 1456 St. Paul Street, Kelowna, B.C., Canada, V1Y 2E6. At this time the Company has no need for an office.

The Company has issued an officer 500,000 shares of common stock in exchange for services related to management and organization costs of $50.00. The officer will provide administrative and marketing services as needed. The officer may, from time to time, advance to the Company any additional funds that the Company needs for costs in connection with searching for or completing an acquisition or merger.

The Company does not maintain a checking account and all expenses incurred by the Company have historically been paid by an affiliate. Since inception the Company incurred $18,995 in expenses of which $15,670 were paid by an affiliate. The affiliate does not expect to be repaid for the expenses it pays on behalf of the Company. Accordingly, as the expenses are paid, they are classified as additional-paid-in capital.

                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

Note C: Income taxes

                           (a)

                           (b) A reconciliation of U.S. statutory federal income
                  tax rate to the effective rate for the period from January 30, 1997

                                                                                             January 30,
                                                                                                 1997
                                                                                             (inception)
                                                   Year Ended           Year Ended             Through
                                                    June 30,             June 30,              June 30,
                                                      2000                 1999                  2000
                                                ------------------  -------------------   -------------------
U.S. statutory federal rate.....................       15.00%               15.00%               15.00%
State income tax rate, net of federal benefit...        4.04%                4.04%                4.04%
Net operating loss (NOL) for which no tax
    benefit is currently available..............      -19.04%               -19.04%             -19.04%
                                                ------------------  -------------------   -------------------

                                                        0.00%                0.00%                 0.00%
                                                ==================  ===================   ===================

                (inception) through June 30, 2000 is as follows:


The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for the years ended June 30, 2000 and 1999 was $2,848 and $366, respectively. The change in the valuation allowance for the period from January 29, 1997 (inception) through June 30, 2000 was $3,609. NOL carryforwards at June 30, 2000 will begin to expire in 2012. The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change, as defined in Section 382 of the Internal Revenue Code, the Company's tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation which could reduce or defer the utilization of those losses.

Note D:  Shareholders' equity

                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements


Common Stock
------------

The Company initially authorized 25,000 shares of $1.00 par value common stock. On January 29, 1997 the Board of Directors approved an increase in authorized shares to 100,000,000 and changed the par value to $.0001. On January 29, 1997 the Company issued 500,000 shares of common stock for services valued at $.0001 per share. The shares were valued nominally at $50 as there was no market price for the Company's common stock as of the date of issuance.


Note D:  Shareholders' equity, concluded

On June 25, 1999 the Company filed amended articles with the state of Nevada to change the authorized shares of common stock originally approved by the Board of Directors on January 29, 1997 from 25,000, no par value to 100,000,000, $.0001 par. Nevada Revised Statutes Section 78.385 (c) treats this amendment as if it was filed on January 29, 1997, therefore, giving the Company enough shares for the original issuance of 500,000 shares of common stock.

                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000
                            (Stated in U.S. Dollars)

                                       BALANCE SHEET
                                 (Stated in U.S. Dollars)
--------------------------------------------------------------------------------------------------------------------
                                                                                   SEPTEMBER 30       JUNE 30
                                                                                       2000             2000
--------------------------------------------------------------------------------------------------------------------
ASSETS                                                                            $       -          $      -
====================================================================================================================

LIABILITIES

Current
    Accounts payable and accrued liabilities                                      $       1,699      $      3,235
    Loans payable                                                                        10,790             -
                                                                                  ----------------------------------
                                                                                         12,489             3,235
                                                                                  ----------------------------------
SHAREHOLDERS' DEFICIENCY

Share Capital
    Authorized:
       100,000,000 common shares, par value $0.0001 per share

    Issued and outstanding:
              500,000 common shares                                                          50                50

    Additional paid in capital                                                           15,670            15,670

Deficit                                                                                 (28,209)          (18,955)
                                                                                  ----------------------------------
                                                                                        (12,489)           (3,235)
                                                                                  ----------------------------------
                                                                                  $       -          $      -
=====================================================================================================================

                                       UNITED MANAGEMENT, INC.
                                    (A Development Stage Company)

                                 STATEMENT OF OPERATIONS AND DEFICIT
                                      (Stated in U.S. Dollars)

--------------------------------------------------------------------------------------------------------------------
                                                                                                      INCEPTION
                                                                                                      JANUARY 29
                                                                        THREE MONTHS ENDED             1997 TO
                                                                           SEPTEMBER 30               SEPTEMBER 30
                                                                      2000             1999              2000
--------------------------------------------------------------------------------------------------------------------

Expenses
    Office and sundry                                            $       2,127    $      2,415     $      8,755
    Professional fees                                                    7,127           3,487           19,404
    Stock based compensation for organizational costs
                                                                          -               -                  50
                                                                 ---------------------------------------------------

Net Loss For The Period                                                  9,254           5,902     $     28,209
                                                                                                   =================

Deficit, Beginning Of Period                                            18,955              50
                                                                 ---------------------------------

Deficit, End Of Period                                           $      28,209    $      5,952
==================================================================================================

Net Loss Per Share                                               $       (0.02)   $      (0.01)
==================================================================================================

Weighted Average Number Of Shares
   Outstanding
                                                                       500,000         500,000
==================================================================================================

                                            UNITED MANAGEMENT, INC.
                                          (A Development Stage Company)

                                             STATEMENT OF CASH FLOWS
                                           (Stated in U.S. Dollars)

--------------------------------------------------------------------------------------------------------------------
                                                                                                      INCEPTION
                                                                                                     JANUARY 29
                                                                        THREE MONTHS ENDED             1997 TO
                                                                           SEPTEMBER 30              SEPTEMBER 30
                                                                       2000            1999             2000
--------------------------------------------------------------------------------------------------------------------

Cash Flow From Operating Activities
    Net loss for the period                                       $     (9,254)    $     (5,902)   $    (28,209)
    Non-cash transactions:
      Stock-based compensation for
       organizational costs
                                                                          -                -                 50
      Third party expenses paid by affiliate on
       behalf of the Company, recorded as
       additional paid-in capital
                                                                          -                -             15,670

Adjustments To Reconcile Net Loss To Net
 Cash Used By Operating Activities
    Accounts payable and accrued liabilities                            (1,536)           4,214           1,699
    Loans payable                                                       10,790            1,688          10,790
                                                                  --------------------------------------------------
                                                                          -                -              -
                                                                  --------------------------------------------------

Change In Cash                                                            -                -              -

Cash, Beginning Of Period                                                 -                -              -
                                                                  --------------------------------------------------

Cash, End Of Period                                               $       -        $       -      $       -
====================================================================================================================


                                           UNITED MANAGEMENT, INC.
                                         (A Development Stage Company)

                                      STATEMENT OF SHAREHOLDERS EQUITY

                                          SEPTEMBER 30, 2000
                                          (Stated in U.S. Dollars)

                                                                            ADDITIONAL
                                                                             PAID-IN
                                                 SHARES        AMOUNT        CAPITAL         DEFICIT          TOTAL
                                              ---------------------------------------------------------------------------
Shares Issued For Cash At
 $0.0001                                         500,000     $    50      $      -       $        (50)    $      -
                                              ---------------------------------------------------------------------------
Balance, June 30, 1997 And
 1998                                            500,000          50             -                (50)           -

Loss For The Year                                  -             -               -             (1,973)          (1,973)
                                              ---------------------------------------------------------------------------

Balance, June 30, 1999                           500,000          50             -             (2,023)          (1,973)

Third Party Expenses Paid
 By Affiliate On Behalf Of
 The Company, Recorded As
 Additional Paid-In Capital                        -             -            15,670            -               15,670

Loss For The Year                                  -             -               -            (16,932)         (16,932)
                                              ---------------------------------------------------------------------------

Balance, June 30, 2000                           500,000          50          15,670          (18,955)          (3,235)

Loss For The Period                                -             -               -             (9,254)          (9,254)
                                              ---------------------------------------------------------------------------

Balance, September 30, 2000                      500,000     $    50      $   15,670     $    (28,209)    $    (12,489)
                                              ===========================================================================

                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2000
                            (Stated in U.S. Dollars)

1.   BASIS OF PRESENTATION

     The unaudited financial statements as of September 30, 2000 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these financial statements be read in conjunction with the June 30, 2000 audited financial statements and notes thereto.

2.   NATURE OF OPERATIONS

     a)  Organization

     The Company was incorporated in the State of Nevada, U.S.A. on January 29, 1997.

     b)  Development Stage Activities

     The Company has been in the development stage since inception and has no operations to date.

3.   SIGNIFICANT ACCOUNTING POLICIES

     The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

     The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

     a)  Development Stage Company

         The Company is a developed stage company as defined in the Statements of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2000
                            (Stated in U.S. Dollars)

3.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

     b)  Income Taxes

         The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all if a deferred tax asset will not be realized, a valuation allowance is recognized.

     c)  Financial Instruments

         The Company's financial instruments consist of accounts payable.
         Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

     d)  Net Loss Per Share

         Net loss per share is based on the weighted average number of common shares outstanding during the period plus common share equivalents, such as options, warrants and certain convertible securities. This method requires primary earnings per share to be computed as if the common share equivalents were exercised at the beginning of the period or at the date of issue and as if the funds obtained thereby were used to purchase common shares of the Company at its average market value during the period.

4.       NEW ACCOUNTING STANDARDS

     a) Effective December 15, 1995, Statement of Financial Accounting Standards No. 123 ("SFAS-123") "Accounting for Stock-based Compensation" was adopted for United States GAAP purposes. SFAS-123 enables a company to elect to adopt a fair value methodology for accounting for stock based compensation. The Company has determined that the fair value of stock options is similar to the issue price at the time of granting. The Company does not expect to elect to adopt the fair value methodology, although the pro forma results of operations and earnings per share determined as if the fair value methodology had been applied will be disclosed as required under SFAS-123 in future years.

     b) In March, 1995, Statement of Financial Accounting Standards No. 121 (SFAS-121) "Accounting for Impairment of long-lived assets and for long-lived assets to be disposed of" was issued. Certain long-lived assets held by the Company must be reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Accordingly, the impairment loss is recognized in the period it is determined. The Company has adopted these standards. There was no material effect on its financial position or results of operations of the Company from its adoption.

                               RRUN VENTURES INC.
                          (A Development Stage Company)

                        CONSOLIDATED FINANCIAL STATEMENTS

                                NOVEMBER 15, 2000
                            (Stated in U.S. Dollars)

                                AUDITORS' REPORT

To the Directors
RRUN Ventures Inc.

We have audited the consolidated balance sheet of RRUN Ventures Inc. (A Development Stage Company) as at November 15, 2000 and the consolidated statements of operations and deficit, cash flows, and stockholders' equity for the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States and Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at November 15, 2000 and the results of its operations and cash flows for the period then ended in accordance with United States generally accepted accounting principles.

Vancouver, B.C.                                              "Morgan & Company"
November 24, 2000                                          Chartered Accountants

                COMMENTS BY INDEPENDENT AUDITORS FOR U.S. READERS
                        ON CANADA-U.S. REPORTING CONFLICT

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by significant uncertainties such as those described in
Note 1(b) of the financial statements. Our report to the shareholders, dated November 24, 2000, is expressed in accordance with Canadian reporting standards which do not permit a reference to such an uncertainty in the Auditors' Report when the uncertainty is adequately disclosed in the financial statements.

Vancouver, B.C.                                               "Morgan & Company"
November 24, 2000                                          Chartered Accountants

                               RRUN VENTURES INC.
                          (A Development Stage Company)

                           CONSOLIDATED BALANCE SHEET

                                NOVEMBER 15, 2000
                            (Stated in U.S. Dollars)
---------------------------------------------------------------------------
ASSETS

Current
    Cash                                                      $      12,020

Intangible Assets (Note 4)                                          209,315

Investment (Note 5)                                                  40,000
                                                              -------------
                                                              $     261,335
===========================================================================
LIABILITIES

Current
    Accrued liability                                         $       3,000
    Loans and advances payable (Note 6(a))                           26,572
                                                              -------------
                                                                     29,572
Minority Interest                                                    67,359
                                                              -------------
                                                                     96,931
                                                              -------------
STOCKHOLDERS' EQUITY

Share Capital
    Authorized:
       25,000,000 common shares, par value $0.001 per share

    Issued and outstanding:
        6,108,780 common shares                                       6,109

    Additional paid in capital                                      175,847

Deficit                                                             (17,552)
                                                              -------------
                                                                    164,404
                                                              -------------
                                                              $     261,335
===========================================================================
Approved by the Board of Directors:

-----------------------------------     ---------------------------------------

                               RRUN VENTURES INC.
                          (A Development Stage Company)

                CONSOLIDATED STATEMENT OF OPERATIONS AND DEFICIT

             FROM INCEPTION ON OCTOBER 12, 2000 TO NOVEMBER 15, 2000
                            (Stated in U.S. Dollars)

---------------------------------------------------------------------------

Expenses
    Office and sundry                                         $       2,197
    Professional fees                                                 3,000
                                                              -------------

Net Loss For The Period                                               5,197

Deficit, Beginning Of Period                                          -
                                                              -------------
                                                                      5,197

Net Asset Deficiency of Legal Parent
    At Date of Reverse Take-over Transaction                         12,355
                                                              -------------

Deficit, End Of Period                                        $      17,552
===========================================================================

Net Loss Per Share                                            $        0.01
===========================================================================


Weighted Average Number Of Common Shares Outstanding              5,720,901
===========================================================================

                               RRUN VENTURES INC.
                          (A Development Stage Company)

                      CONSOLIDATED STATEMENT OF CASH FLOWS

             FROM INCEPTION ON OCTOBER 12, 2000 TO NOVEMBER 15, 2000
                            (Stated in U.S. Dollars)

--------------------------------------------------------------------------------

Cash Flows From Operating Activities
    Net loss for the period                                   $      (5,197)

Adjustments To Reconcile Net Loss To Net Cash
 Used By Operating Activities
    Accrued liability                                                 3,000
    Loans and advances payable                                       26,572
                                                              -------------
                                                                     24,375
                                                              -------------

Cash Flows From Investing Activity
    Net asset deficiency of legal parent at date of
     reverse take-over transaction                                  (12,355)
                                                              -------------

Increase In Cash                                                     12,020

Cash, Beginning Of Period                                                 -
                                                              -------------

Cash, End Of Period                                           $      12,020
===========================================================================


SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING ACTIVITIES

During the period, the Company issued 4,200,000 common shares at an ascribed value of $209,315 to acquire technology.

During the period, the Company acquired 67% of the issued and outstanding shares of RAHX Inc. by issuing 2,814, 000 common shares at an ascribed value of $Nil.

During the period, the Company acquired 15% of the issued and outstanding shares of Kaph Data Engineering Inc. by issuing 400,000 common shares at an ascribed value of $40,000.

                                        RRUN VENTURES INC.
                                 (A Development Stage Company)

                          CONSOLIDATED STATEMENT OF STOCKHOLDERS EQUITY

                                          NOVEMBER 15, 2000
                                      (Stated in U.S. Dollars)

                                                                            ADDITIONAL
                                                                             PAID-IN
                                                SHARES         AMOUNT        CAPITAL         DEFICIT          TOTAL
                                             ---------------------------------------------------------------------------
Shares Issued For Cash And
 Services                                       4,200,000   $     4,200   $     205,115   $        -      $    209,315

Adjustment To Number Of Shares
 Issued And Outstanding As A
 Result Of The Acquisition Of
 RAHX, Inc.
   RAHX, Inc.                                  (4,200,000)       (4,200)          -                -            (4,200)
   RRUN Ventures Inc.                           5,708,780         5,709          (1,509)           -             4,200

Adjustment To Stated Value Of
 Stockholders' Equity To Reflect
 Minority Interest In The Net
 Assets Of RAHX, Inc. At The
 Acquisition Date                                  -                -           (67,359)           -           (67,359)

Net Asset Deficiency Of Legal
 Parent At Date Of Reverse Take-
 Over Transaction                                  -                -             -             (12,355)       (12,355)

Shares Issued To Acquire
 Investment In Kaph Data
 Engineering Inc.                                 400,000           400          39,600            -            40,000

Loss For The Period                                -                -             -              (5,197)        (5,197)
                                             ---------------------------------------------------------------------------

Balance, November 15, 2000                      6,108,780   $     6,109   $     175,847   $     (17,552)  $    164,404
                                             ===========================================================================

                               RRUN VENTURES INC.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                NOVEMBER 15, 2000
                            (Stated in U.S. Dollars)


1.   NATURE OF OPERATIONS

     a) Organization

     The Company was incorporated in the State of Nevada, U.S.A. on October 12, 2000.

     b)  Development Stage Activities

     The Company was organized to develop innovative technology based ventures with a current emphasis on building new technologies for the entertainment and content industry. The Company's initial venture is RAHX, a business concept focused on the growing Peer-To-Peer (P2P) file exchange industry. The first branded RAHX product is Rahxware, a platform that uses P2P technologies to enable and enhance the distribution of digital media over the internet.

     The Company is in the development stage, therefore, recovery of assets is dependent upon future events, the outcome of which is indeterminable. In addition, successful completion of the Company's development program and its transition, ultimately to the attainment of profitable operations, is dependent upon obtaining adequate financing to fulfil its development activities and achieve a level of sales to support its cost structure.

     Management is of the opinion that sufficient short term funding will be obtained and that current negotiations with potential users of its products will be successful.

2.   SIGNIFICANT ACCOUNTING POLICIES

     The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of consolidated financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

     The consolidated financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

     a)  Consolidation

     These consolidated financial statements include the accounts of the Company and its 67% owned subsidiary, RAHX, Inc.

                               RRUN VENTURES INC.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                NOVEMBER 15, 2000
                            (Stated in U.S. Dollars)

2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

     b)  Development Stage Company

     The Company is a developed stage company as defined in the Statements of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

     c)  Intangible Assets

     Intangible assets are recorded at cost to be amortized on a straight-line basis over three years.

     Management reviews intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable.

     d)  Investments

     Investments in companies owned less than 20% are recorded at the lower of cost or fair market value.

     e)  Income Taxes

     The Company has adopted Statement of Financial Accounting Standards No. 109
     - "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all if a deferred tax asset will not be realized, a valuation allowance is recognized.

     f)  Financial Instruments

     The Company's financial instruments consist of cash and accounts payable.

     Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

                               RRUN VENTURES INC.
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                NOVEMBER 15, 2000
                            (Stated in U.S. Dollars)

2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

     g)  Net Loss Per Share
     Net loss per share is based on the weighted average number of common shares outstanding during the period plus common share equivalents, such as options, warrants and certain convertible securities. This method requires primary earnings per share to be computed as if the common share equivalents were exercised at the beginning of the period or at the date of issue and as if the funds obtained thereby were used to purchase common shares of the Company at its average market value during the period.

3.   ACQUISITION OF SUBSIDIARY

     Effective November 13, 2000, RRUN Ventures Inc. acquired 67% of the issued and outstanding shares of RAHX, Inc. by issuing 2,814,000 common shares. Since the transaction resulted in the former shareholders of RAHX, Inc. owning the majority of the issued shares of RRUN Ventures Inc., the transaction, which is referred to as a "reverse take-over", has been treated for accounting purposes as an acquisition by RAHX, Inc. of the net assets and liabilities of RRUN Ventures Inc. Under this purchase method of accounting, the results of operations of RRUN Ventures Inc. are included in these consolidated financial statements from November 13, 2000.

     RRUN Ventures Inc. had a net asset deficiency at the acquisition date, therefore, the 2,814,000 common shares issued on acquisition were issued at an ascribed value of $Nil with the net asset deficiency of $12,355 charged to deficit. RAHX, Inc. is deemed to be the purchaser for accounting purposes. Accordingly, its net assets are included in the consolidated balance sheet at their previously recorded amounts.

     The acquisition is summarized as follows:

     Current Assets                                            $    11,357
     Current Liabilities                                            23,712
                                                               -----------
     Net Asset Deficiency                                      $   (12,355)
                                                               ===========

4.   INTANGIBLE ASSETS

     Technology, at cost                                       $    209,315
                                                               ============

     The Company issued a total of 4,200,000 common shares in connection with the acquisition of its technology assets.

5.   INVESTMENT

     Kaph Data Engineering Inc. - 159 common shares representing 15% of the Company's issued and outstanding common share capital
                                                               $     40,000
                                                               ============
6.   RELATED PARTY TRANSACTIONS

     a) During the period, the Company issued 4,200,000 at an ascribed value of $209,315 to founding shareholders, and to a company controlled by certain founding shareholders, in connection with the acquisition of its technology asset.

     b) Loans and advances payable are due to related parties, are interest free, and have no specific terms of repayment.

                             UNITED MANAGEMENT INC.
                          (A Development Stage Company)
                   PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                NOVEMBER 15, 2000
                            (Stated in U.S. Dollars)

           INTRODUCTION TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

          AS AT NOVEMBER 15, 2000, AND FOR THE YEAR ENDED JUNE 30, 2000
            AND FOR THE PERIOD FROM JULY 1, 2000 TO NOVEMBER 15, 2000
                            (Stated in U.S. Dollars)

The following unaudited pro-forma consolidated balance sheet, pro-forma consolidated statements of operations and explanatory notes give effect to the acquisition of RRUN Ventures Inc. by United Management Inc. Since the transaction resulted in the former shareholders of RRUN Ventures Inc. owning the majority of the issued shares of United Management Inc., the transaction, which is referred to as a "reverse take-over", has been treated for accounting purposes as an acquisition by RRUN Ventures Inc. of the net assets and liabilities of United Management Inc.

The pro-forma consolidated balance sheet, pro-forma consolidated statements of operations and explanatory notes are based on the estimates and assumptions set forth in the explanatory notes. This pro-forma consolidated balance sheet and the pro-forma consolidated statements of operations have been prepared utilizing the historical financial statements of United Management Inc. and RRUN Ventures Inc. and should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this filing.

The pro-forma consolidated statements of operations have been prepared as if the acquisition had been consummated on July 1, 1999 under the purchase method of accounting and carried through to November 15, 2000. The pro-forma consolidated balance sheet has been prepared as if the acquisition was consummated on November 15, 2000.

This pro-forma consolidated financial data is provided for comparative purposes only, and does not purport to be indicative of the actual financial position or results of operations had the acquisition occurred at the beginning of the fiscal period presented, nor are they necessarily indicative of the results of future operations.

                                              UNITED MANAGEMENT INC.
                                           (A Development Stage Company)

                                        PRO-FORMA CONSOLIDATED BALANCE SHEET

                                               NOVEMBER 15, 2000
                                           (Stated in U.S. Dollars)
---------------------------------------------------------------------------------------------------------------------
                                              UNITED              RRUN
                                            MANAGEMENT          VENTURES
                                                INC.              INC.             ADJUSTMENTS          PRO-FORMA
---------------------------------------------------------------------------------------------------------------------

ASSETS

Current
     Cash                                 $        -         $       12,020     $  (b)  115,368       $    127,388

Intangible Assets                                  -                209,315                -               209,315

Investment                                         -                 40,000                -                40,000
                                          ---------------------------------------------------------------------------

                                          $        -         $      261,335                -          $    376,703
=====================================================================================================================

LIABILITIES

Current
     Accounts payable                     $       1,699      $        3,000     $          -          $      4,699
     Loans payable                               10,790              26,572                -                37,362
                                          ---------------------------------------------------------------------------
                                                 12,489              29,572                -                42,061

Minority Interest                                  -                 67,359                -                67,359
                                          ---------------------------------------------------------------------------
                                                 12,489              96,931                -               109,420
                                          ---------------------------------------------------------------------------
SHAREHOLDERS' EQUITY

Share Capital                                        50               6,109       (a)       (50)             6,138
                                                                                  (b)        29

Additional Paid In Capital                       15,670             175,847       (a)        50            291,186
                                                                                  (b)   115,339
                                                                                  (c)   (15,720)

Deficit                                         (28,209)            (17,552)      (c)    18,955            (30,041)
                                                                                  (c)    (3,235)
                                          ---------------------------------------------------------------------------
                                                (12,489)           (164,404)               -               267,283
                                          ---------------------------------------------------------------------------

                                          $           -      $      261,335                -         $     376,703
===================================================================================================================


                                               UNITED MANAGEMENT INC.
                                          (A Development Stage Company)

                                    PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                             YEAR ENDED JUNE 30, 2000
                                              (Stated in U.S. Dollars)

--------------------------------------------------------------------------------------------------------------------
                                                   UNITED            RRUN
                                                 MANAGEMENT        VENTURES
                                                    INC.             INC.          ADJUSTMENTS         PRO-FORMA
--------------------------------------------------------------------------------------------------------------------

Revenue                                       $        -         $      -                -          $       -

Expenses                                             16,932             -                -                 16,932
                                              ----------------------------------------------------------------------

Net Loss                                      $      16,932      $      -                -          $      16,932
====================================================================================================================


Net Loss Per Share                                                                                  $        0.03
====================================================================================================================

Weighted Average Number Of
 Common Shares Outstanding                                                                                593,859

====================================================================================================================


                                                   UNITED MANAGEMENT INC.
                                              (A Development Stage Company)

                                     PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                     PERIOD ENDED JULY 1, 2000 TO NOVEMBER 15, 2000
                                                 (Stated in U.S. Dollars)

--------------------------------------------------------------------------------------------------------------------
                                                   UNITED            RRUN
                                                 MANAGEMENT        VENTURES
                                                    INC.             INC.          ADJUSTMENTS         PRO-FORMA
--------------------------------------------------------------------------------------------------------------------

Revenue                                       $       -          $      -                 -         $        -

Expenses                                            9,254             5,197               -                14,451
                                              ----------------------------------------------------------------------

Net Loss                                      $     9,254        $    5,197               -         $      14,451
====================================================================================================================

Net Loss Per Share                                                                                  $        0.02
====================================================================================================================


Weighted Average Number Of
 Common Shares Outstanding                                                                                593,859
====================================================================================================================

                             UNITED MANAGEMENT INC.
                          (A Development Stage Company)

         NOTES AND ASSUMPTIONS TO THE UNAUDITED CONSOLIDATED PRO-FORMA
              BALANCE SHEET AND PRO-FORMA STATEMENTS OF OPERATIONS

                        FOR THE YEAR ENDED JUNE 30, 2000
            AND FOR THE PERIOD FROM JULY 1, 2000 T0 NOVEMBER 15, 2000
                            (Stated in U.S. Dollars)


1.   ORGANIZATION AND BASIS OF PRESENTATION

     The unaudited pro-forma consolidated balance sheet and consolidated statements of operations have been prepared based on historical financial information, using U.S. generally accepted accounting principles of United Management Inc. for the year ended June 30, 2000, and for the three months ended September 30, 2000, and of RRUN Ventures Inc. for the period from inception on October 12, 2000 to November 15, 2000 considering the effects of the reverse take-over transaction as if the transaction was completed effective July 1, 1999 in the case of the pro-forma consolidated statements of operations, and effective November 15, 2000 in the case of the pro-forma consolidated balance sheet.

2.   ASSUMPTION

     The number of common shares used in the calculation of the pro-forma net loss per share data is based on the weighted average number of common shares outstanding during the period adjusted to give effect to shares assumed to be issued, had the transaction referred to above been consummated July 1, 1999.

3.   PRO-FORMA ADJUSTMENTS

     (a) Record the cancellation of 500,000 common shares of United Management Inc.
     (b) Record the issue of 288,420 common shares of United Management Inc. for cash consideration of $115,368
     (c)  Record the reverse take-over transaction

---------------------------------------------
You should rely only on the information contained
in this prospectus. We have not authorized anyone
to provide you with information different from
that contained in this prospectus. We are offering        288,420 Shares
to sell, and seeking offers to buy, shares of              common stock
common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. In this prospectus, the words "we,"
"us" and "our" refer to United Management, Inc.
(unless the context indicates otherwise).


---------------------------------------------         UNITED MANAGEMENT, INC.
            TABLE OF CONTENTS
OFFERING INFORMATION........................1
PROSPECTUS SUMMARY..........................3
RISK FACTORS................................7
YOUR RIGHTS AND SUBSTANTIVE
PROTECTION UNDER RULE 419
DEPOSIT OF OFFERING PROCEEDS                            ___________________
AND SECURITIES.............................14
MERGER.....................................16
DILUTION...................................18               PROSPECTUS
USE OF PROCEEDS............................18
CAPITALIZATION.............................19
PLAN OF OPERATION..........................20           ___________________
DESCRIPTION OF BUSINESS....................22
PRINCIPAL SHAREHOLDERS.....................32
MANAGEMENT.................................34            December 18, 2000
EXECUTIVE COMPENSATION.....................35
CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS.......................36
LEGAL PROCEEDINGS..........................36
MARKET FOR OUR COMMON STOCK................36
DESCRIPTION OF SECURITIES..................38
SHARES ELIGIBLE FOR FUTURE
RESALE.....................................38
WHERE CAN YOU FIND MORE
INFORMATION?...............................39
REPORTS TO STOCKHOLDERS....................39
LEGAL MATTERS..............................40
EXPERTS....................................40
INDEMNIFICATION OF OFFICERS
AND DIRECTORS..............................40
CHANGES IN AND DISAGREEMENTS
WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL
DISCLOSURE.................................40
FINANCIAL STATEMENTS......................F-1
---------------------------------------------

Part II.  Information Not Required In Prospectus

Item 24.  Indemnification of officers and directors

         The information required by this Item is incorporated by reference to "Indemnification of Officers and Directors" in the Prospectus.

Item 25.  Other Expenses of Issuance and Distribution

         Our estimated expenses in connection with the issuance and distribution of the securities being registered are estimated to be as follows:

Securities and Exchange Commission filing fee             $         53.00
Blue Sky filing fees                                               500.00
Legal fees and expenses                                         10,000.00
Printing                                                         1,500.00
Marketing expenses                                               1,000.00
Miscellaneous                                                      500.00
                                                                ---------
                                        Total             $     13,553.00
                                                               ==========

Management will bear all expenses shown above, except legal fees estimated at $10,000.

Item 26.  Recent Sales of Unregistered Securities

         There have been no sales of unregistered securities by the Company in the past three years.

Item 27.  Exhibits

2.1           Merger Agreement
3.1*          Articles of Incorporation
3.2*          Amendment to Articles of Incorporation
3.3*          Bylaws
4.1*          Specimen Informational Statement
5.1***        Opinion  of Evers & Hendrickson LLP with respect
              to the legality of the shares being registered
23.1.1        Consent of Kish, Leake & Associates, P.C.
23.1.2        Consent of Cordovano & Harvey, P.C.
23.1.3**      Consent of Morgan & Company
23.2          Consent of Evers & Hendrickson LLP (included in Exhibit 5.1)
27.1***       Financial Data Schedule
99.1          Escrow Agreement

*             Incorporated by reference to Form 10-SB, File No. 000-27233, filed September 3, 1999.
**            To be added in an amendment.
***           Previously filed.

Item 28.  Undertakings

We undertake that we will:

          1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) Reflect in the prospectus any facts or events which,
                    individually or together, represent a fundamental change in the information in the registration statement; and

               (iii) Include any additional or changed material information on the plan of distribution.

          2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the bona fide offering.

          3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         We undertake to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as the underwriter requires to permit prompt delivery to each purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kelowna, Province of British Columbia, Canada, on December 18, 2000.


                                            UNITED MANAGEMENT, INC.



                                            /s/ Christine M. Cerisse
                                                --------------------------------
                                                President


Signature                           Title                 Date


/s/ Christine M. Cerisse            President             December 18, 2000
    ------------------------